UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CROSS COUNTRY HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CROSS COUNTRY HEALTHCARE, INC.
5201 Congress Avenue, Suite 100B
Boca Raton, Florida 33487

April 6, 2020

Dear Cross Country Healthcare Stockholder:

We invite you to attend the annual meeting of stockholders of Cross Country Healthcare, Inc. (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, May 19, 2020 at 12:00 p.m. Eastern Daylight Time. This year’s Annual Meeting will be a virtual meeting via live webcast on the internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CCRN2020 and entering your 16-digit control number included in our notice of internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. As always, we encourage you to vote your shares prior to the annual meeting.

On the following pages, you will find the Notice of Meeting, which lists the matters to be considered and acted upon at the meeting, and the Proxy Statement. After the formal business session, we will discuss the financial results for 2019 and report on current operations.

Your vote is very important regardless of the number of shares you own. Detailed voting instructions appear on page 1 of the Proxy Statement. The Board of Directors unanimously recommends that you vote “FOR” Proposals I, II, III, and IV described in the Proxy Statement.

Sincerely,

Thomas C. Dircks
Chairman

Kevin C. Clark
Co-Founder and Chief Executive Officer

CROSS COUNTRY HEALTHCARE, INC.
5201 Congress Avenue, Suite 100B
Boca Raton, Florida 33487

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2020

To the Holders of Common Stock:

The Annual Meeting of Stockholders of Cross Country Healthcare, Inc. (the “Company”) will be held as a virtual meeting via live webcast on the internet on Tuesday, May 19, 2020, at 12:00 p.m. Eastern Daylight Time for the following purposes:

1.	The election of eight directors to the Company’s Board of Directors to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified;
2.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	To approve the Cross Country Healthcare, Inc. 2020 Omnibus Incentive Plan;
4.	The non-binding advisory vote to approve compensation of the Company’s named executive officers, as described in this proxy statement; and
5.	To transact such other business, if any, as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 23, 2020 are entitled to receive notice of, and to vote at, the Annual Meeting.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders
to be Held on May 19, 2020

The Proxy Statement and the Annual Report to stockholders are available online at our website at http://ir.crosscountryhealthcare.com. We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish these proxy materials and our Annual Report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

By Order of the Board of Directors,

Susan E. Ball
Executive Vice President, General Counsel and Secretary

April 6, 2020

YOUR VOTE IS IMPORTANT. ACCORDINGLY, THE COMPANY URGES YOU TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING. STOCKHOLDERS CAN ALSO RETURN THEIR VOTE BY THE INTERNET OR BY PHONE – PLEASE SEE THE PROXY CARD FOR VOTING INSTRUCTIONS.

CROSS COUNTRY HEALTHCARE, INC.
5201 Congress Avenue, Suite 100B
Boca Raton, Florida 33487

PROXY STATEMENT

GENERAL INFORMATION

These proxy materials are furnished in connection with the solicitation by the Board of Directors of Cross Country Healthcare, Inc. (“Cross Country,” “the Company,” “our,” “we,” or “us”), a Delaware corporation, of proxies to be voted at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”), or at any adjournment or postponement thereof.

You are invited to attend our Annual Meeting on Tuesday, May 19, 2020, beginning at 12:00 p.m. Eastern Daylight Time, via live webcast through the link. You will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable). This solicitation is for proxies for use at the Annual Meeting or at any reconvened meeting after an adjournment or postponement of the Annual Meeting.

Electronic Notice and Mailing. Pursuant to the rules promulgated by the Securities and Exchange Commission, or the Commission, we are making our proxy materials available to you on the Internet. Accordingly, we will mail a Notice of Internet Availability of proxy materials (which we refer to as the Notice of Internet Availability) to the beneficial owners of our common stock, par value $.0001 per share, or Common Stock, on or about April 6, 2020. From the date of the mailing of the Notice of Internet Availability until the conclusion of the Annual Meeting, all beneficial owners will have the ability to access all of the proxy materials at www.proxyvote.com. All stockholders will have an opportunity to request a paper or e-mail delivery of these proxy materials.

The Notice of Internet Availability will contain:

•	the date, time, and instructions to attend the Annual Meeting online, the matters to be acted upon at the Annual Meeting and the Board of Directors’ recommendation with regard to each matter;
•	the Internet address that will enable access to the proxy materials;
•	a comprehensive listing of all proxy materials available on the website;
•	a toll-free phone number, e-mail address and Internet address for requesting either paper or e-mail delivery of proxy materials;
•	the last reasonable date a stockholder can request materials and expect them to be delivered prior to the meeting; and
•	instructions on how to access the proxy card.

You may also request a paper or e-mail delivery of the proxy materials on or before the date provided in the Notice of Internet Availability by calling 1-800-579-1639. We will fill your request within three business days. You will also have the option to establish delivery preferences that will be applicable for all your future mailings.

How to Vote. Stockholders of record (that is, stockholders who hold their shares in their own name) can vote any one of four ways. To vote your shares without attending the meeting, please follow the instructions below for Internet, telephone voting, or by mail:

(1)	By Internet: Go to the website www.proxyvote.com to vote via the Internet. You will need to follow the instructions on your proxy card and the website. If you vote via the Internet, you may incur telephone and Internet access charges.
(2)	By Telephone: Call the toll-free number 1-800-690-6903 to vote by telephone. You will need to follow the instructions on your proxy card and the recorded instructions.
(3)	By Mail: If you prefer, you can contact us to obtain copies of all proxy materials, including proxy cards, by calling 1-800-579-1639, or by mail: Cross Country Healthcare, Inc., General Counsel, at 5201 Congress Avenue, Suite 100B, Boca Raton, Florida, 33487. If you contact us to request a proxy card, please mark, sign and date the proxy card and return it promptly in the self-addressed, stamped envelope that we will provide, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to attend the meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

(4)	Virtual Participation: This year’s Annual Meeting will be held entirely online. Shareholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/CCRN2020. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies to vote in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not mail a proxy card.

If your shares are held in street name you will receive instructions from your bank or broker that you must follow in order for your shares to be voted. Internet and telephone voting also will be offered to stockholders owning shares through most banks and brokers.

Stockholders Entitled to Vote. Persons holding shares of our Common Stock at the close of business on March 23, 2020, the record date for the Annual Meeting, are entitled to receive notice of and to vote their shares at the Annual Meeting. As of that date, there were 36,859,669 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Revocability of Proxies. If you are a holder of record, you may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice of revocation to us (to the attention of the Inspectors of Election), timely delivering a valid, later-dated proxy or voting by ballot at the Annual Meeting. Please note that attendance at the Annual Meeting will not by itself revoke a proxy. If your shares are held in “street name,” you may revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Vote at the Annual Meeting. Your mail-in vote, your e-vote or vote by telephone will not limit your right to vote at the time of the Annual Meeting. If your shares are held in “street name,” as described above, you must obtain a proxy, executed in your favor, from your bank or broker to be able to vote at the meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign and return your proxy card, or vote by internet or telephone but fail to give voting instructions, the shares represented by the proxy will be voted by the Proxy Committee as recommended by the Board of Directors. The Proxy Committee consists of Kevin C. Clark and Thomas C. Dircks.

Attend Annual Meeting. You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of the record date of the Annual Meeting, or March 23, 2020, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CCRN2020 and using your 16-digit control number to enter the meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

Other Matters. Proxy cards, unless otherwise indicated by the stockholder, confer upon the Proxy Committee discretionary authority to vote all shares of stock represented by the proxies on any matter which may be properly presented for action at the Annual Meeting even if not covered herein. If any of the nominees for director named in Proposal I—Election of Directors should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors in place of such nominee. The Board of Directors is not aware of any matter for action by the stockholders at the Annual Meeting other than the matters described in the Notice.

Quorum. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding entitled to vote at the Annual Meeting is required to constitute a quorum. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Required Vote; Abstentions and Broker Non-Votes. Directors will be elected by a majority of the votes cast at the Annual Meeting in an uncontested election. Votes withheld, abstentions and broker non-votes will not have any effect on the outcome of voting with respect to the election of directors. The affirmative vote of holders of a majority of shares represented at the Annual Meeting, in person or by proxy, and entitled to vote is required for (i) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, (ii) the approval of the Company’s 2020 Omnibus Incentive Plan; and (iii) the non-binding vote regarding the compensation of the Company’s named executive officers as described in this Proxy Statement. Abstentions have the same effect as a vote against these proposals. Broker non-votes with respect to the approval of the Company’s 2020 Omnibus Incentive Plan and the non-binding vote regarding the compensation of the Company’s named executive officers are deemed not entitled to vote and are not counted as votes for or against any proposal.

Proxy Solicitation. We will bear the cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We do not presently intend to solicit proxies other than by mail.

Stockholder Communications. The Board of Directors has adopted a process by which stockholders may communicate with our directors. Any stockholder wishing to do so may call our toll-free phone number at 800-354-7197 or send an e-mail to governance@crosscountry.com. All such communications will be forwarded directly to the Board of Directors or any individual director or committee of the Board of Directors, as applicable.

Code of Ethics and Business Ethics Policy. We have adopted a code of ethics and a business ethics policy that applies to all of our employees, including executive officers and the Board of Directors. The code of ethics and business ethics policy are available on our website at www.crosscountryhealthcare.com by choosing the “Investors” link, clicking on the “Corporate Governance” section, and selecting the respective document under “View.” We will disclose any changes in, or waivers from, our code of ethics and business ethics policy by posting such information on the same website or by filing a Form 8-K, in each case if such disclosure is required by the rules of the Commission or NASDAQ.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 23, 2020, regarding the beneficial ownership of our Common Stock by each person who is known by us to be the beneficial owner of 5% or more of our Common Stock, our Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer and former Chief Financial Officer, and the three most highly compensated persons (other than the CEO and CFO) who were serving as executive officers at December 31, 2019 (referred to herein as Named Executive Officers, or the NEOs), each of our directors and director nominees, and all directors and executive officers as a group. The percentages in the last column are based on 36,859,669 shares of Common Stock outstanding on March 23, 2020, plus the number of shares of Common Stock deemed to be beneficially owned by such individual or group pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly by the individual or members of the group named in the first column and such individual or group members have sole voting and dispositive power with respect to the shares shown. For purposes of this table, beneficial ownership is determined in accordance with federal securities laws and regulations. Persons shown in the table disclaim beneficial ownership of all securities not held by such persons directly and inclusion in the table of shares not owned directly by such persons does not constitute an admission that such shares are beneficially owned by the director or officer for purposes of Section 16 of the Exchange Act or any other purpose. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 23, 2020 are deemed outstanding for computing the ownership percentage of the stockholder holding such shares, but are not deemed outstanding for computing the ownership percentage of any other stockholder.

Name	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Common Stock Owned
BlackRock Inc.	5,865,283	(a)(b)	15.9%
Aristotle Capital Boston, LLC	2,696,371	(a)(c)	7.3%
Dimensional Fund Advisors, LP	2,518,684	(a)(d)	6.8%
Vanguard Group	2,477,057	(a)(e)	6.7%
T Rowe Price Associates Inc.	2,463,104	(a)(f)	6.7%
Susan E. Ball	176,614	(g)(h)	*
William J. Burns	202,576	(g)(h)	*
W. Larry Cash	142,431	(g)(h)	*
Kevin C. Clark	272,975	(g)(h)	*
Thomas C. Dircks	154,360	(g)(h)	*
Gale Fitzgerald	128,056	(g)(h)	*
Darrell S. Freeman, Sr.	23,202	(g)(h)	*
William J. Grubbs	355,557	(a)(g)	*
Richard M. Mastaler	73,429	(g)(h)	*
Janice E. Nevin, M.D., MPH	—	(g)(h)	—
Mark Perlberg	48,628	(g)(h)	*
Christopher R. Pizzi	42,131	(g)(h)	*
Stephen A. Saville	32,250	(g)(h)	*
Joseph A. Trunfio, Ph.D.	154,506	(g)(h)	*
Buffy S. White	36,058	(g)(h)	*
All directors and executive officers as a group	1,969,234	(i)	5.3%
*	Less than 1%
(a)	Addresses are as follows: BlackRock, Inc., 55 East 52nd Street, New York, NY 10055; Aristotle Capital Boston, LLC, One Federal Street, 36th Floor, Boston, MA 02110; Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Austin, TX 78746; Vanguard Group Inc., 100 Vanguard Blvd, Malvern, PA 19355; T Rowe Price Associates Inc., 100 E. Pratt Street, Baltimore, MD 21202; and William J. Grubbs, 166 Fisher Avenue, Brookline, MA 02455.

(b)	The information regarding the beneficial ownership of shares by BlackRock, Inc. was obtained from its statement on Schedule 13G/A, filed with the Commission on February 4, 2020. Such statement discloses that BlackRock, Inc. has sole voting power of 5,791,996 shares and has sole dispositive power of 5,865,283 shares.
(c)	The information regarding the beneficial ownership of shares by Aristotle Capital Boston, LLC was obtained from its statement on Schedule 13G, filed with the Commission on February 14, 2020. Such statement discloses that Aristotle Capital Boston, LLC has sole voting power of 1,863,106 shares and sole dispositive power of 2,696,371 shares.
(d)	The information regarding the beneficial ownership of shares by Dimensional Fund Advisors LP was obtained from its statement filed on Schedule 13G/A, filed with the Commission on February 12, 2020. Such statement discloses that Dimensional Fund Advisors LP possesses sole voting power over 2,411,106 shares and sole dispositive power over 2,518,684 shares.
(e)	The information regarding the beneficial ownership of shares by Vanguard Group Inc. was obtained from its statement on Schedule 13G/A, filed with the Commission on February 12, 2020. Such statement discloses that Vanguard Group Inc. possesses sole voting power over 40,904 shares, shared voting power over 3,100 shares, sole dispositive power over 2,438,053 shares, and shared dispositive power over 39,004 shares.
(f)	The information regarding the beneficial ownership of shares by T Rowe Price Associates Inc. was obtained from its statement on Schedule 13G/A, filed with the Commission on February 14, 2020. Such statement discloses that T Rowe Price Associates Inc. possesses sole voting power over 466,910 shares and sole dispositive power over 2,463,104 shares.
(g)	Includes Restricted Shares as follows: Susan E. Ball, 55,611; William J. Burns, 100,529; W. Larry Cash, 24,589; Kevin C. Clark, 242,044; Thomas C. Dircks, 24,589; Gale Fitzgerald, 24,589; Darrell S. Freeman, Sr., 20,624; Williams J. Grubbs, 0; Richard M. Mastaler, 24,589; Janice E. Nevin, 0; Mark Perlberg, 24,589; Christopher R. Pizzi, 34,558; Stephen A. Saville, 32,250; Joseph A. Trunfio, 24,589; and Buffy S. White, 30,550.
(h)	Address is c/o Cross Country Healthcare, Inc., 5201 Congress Avenue, Suite 100B, Boca Raton, Florida 33487.
(i)	Includes 753,581 shares of Restricted Stock.

DELINQUENT 16(a) REPORTS

The members of our Board of Directors, our executive officers and persons beneficially owning 10% or more of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act that requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of (i) the copies of Section 16(a) reports that we have received from such persons or entities for transactions in our Common Stock and their Common Stock holdings for the year ended December 31, 2019 and (ii) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for such fiscal year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and beneficial owners of 10% or more of our Common Stock, except that W. Larry Cash, a director, inadvertently failed to timely file a Form 4 with the Commission reporting one transaction for 1,875 shares that were withheld to satisfy a tax withholding obligation for restricted stock which vested on June 1, 2019. Such Form 4 was subsequently filed with the Commission.

BOARD OF DIRECTORS

The Board of Directors currently consists of eight members. All of the directors currently serving on the Board of Directors other than Richard M. Mastaler have been nominated by the Governance and Nominating Committee of the Board of Directors to stand for re-election at the Annual Meeting of Stockholders for one-year terms. In addition, Dr. Janice Nevin was nominated by the Board of Directors on March 24, 2020 to stand for election at the Annual Meeting of Stockholders for a one-year term. The Board of Directors unanimously approved these nominations. Each nominee elected will hold office until the Annual Meeting of Stockholders to be held in 2021 and until a successor has been duly elected and qualified unless, prior to such meeting a director shall resign, or his or her directorship shall become vacant due to his or her death, resignation or removal. All nominees were elected at the Annual Meeting of Stockholders held in 2019, other than Dr. Janice E. Nevin. Kevin C. Clark replaced William J. Grubbs as President, Chief Executive Officer and Director, upon Mr. Grubbs’ retirement, effective January 15, 2019. Mr. Richard M. Mastaler intends to retire from the Board of Directors in May, 2020.

Each nominee has agreed to serve, if elected, and management has no reason to believe that he or she will be unavailable to serve. If any of the nominees should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors in place of such nominee. Shares properly voted will be voted FOR the nominees unless the stockholder indicates on the proxy that authority to vote the shares is withheld for one or more or for all of the nominees listed. A proxy cannot be voted for a greater number of persons than the eight nominees named below. Directors are elected by a majority of the votes cast in an uncontested election. Votes withheld, abstentions and broker non-votes will not have any effect on the outcome of voting with respect to the election of directors. The following eight individuals have been nominated for election at the Annual Meeting of Stockholders for a one-year term ending upon the 2021 Annual Meeting of Stockholders:

Name	Age	Position
Kevin C. Clark	59	President, Chief Executive Officer and Director
W. Larry Cash	71	Chairman of the Audit Committee and Lead Director
Thomas C. Dircks	62	Chairman of the Board and Director
Gale Fitzgerald	69	Chairperson of the Governance and Nominating Committee and Director
Darrell S. Freeman, Sr.	55	Director
Janice E. Nevin, M.D., MPH	59	Director
Mark Perlberg	64	Director
Joseph A. Trunfio, Ph.D.	73	Chairman of Compensation Committee and Director

The Board recommends that holders vote “FOR” the election of the nominees.

In selecting qualified individuals to serve on our Board of Directors, among other attributes, we look for those individuals who possess characteristics that include integrity, business experience, financial acumen and leadership abilities, familiarity with our business and businesses similar or analogous to ours, and the extent to which a candidate’s knowledge, skills, background and experience are already represented by other members of our Board of Directors. In addition, in composing a well-rounded Board of Directors, we look for those individuals possessing a diversity of complementary skills, core-competencies and expertise, including diversity with respect to age, gender, national origin and race, for the optimal functioning of the Board of Directors and with a view toward constituting a Board with the appropriate skills and experience necessary to oversee our business.

The following information sets forth the principal occupation and employment during at least the past five years of each director nominee, positions and offices with us, specific skills, attributes and qualifications and certain other information. In addition, we have summarized for each director nominee why such director nominee has been chosen to serve on our Board of Directors. No family relationship exists among any of the nominees or executive officers.

Kevin C. Clark became President, Chief Executive Officer, and a director of the Company on January 16, 2019. Prior to joining the Company, he served as Chairman and Chief Executive Officer of Talivity, Inc., a provider of staffing, marketing and technology services, from 2015 to 2018. Prior to that he served as

Chairman and Chief Executive Officer of OGH, LLC, a healthcare staffing, technology and workforce solutions company, from 2002 to 2015, and as the Chairman and Chief Executive Officer of Pinnacor from 1999 to 2001, a provider of content and financial software application services. From 1996 to 1998, Mr. Clark served as Chairman and Chief Executive Officer of Poppe Tyson, Inc., a global digital marketing agency, and from 1986 to 1994 he served as the Chairman and Chief Executive Officer of Cross Country, Inc., a healthcare staffing company, which he co-founded. Mr. Clark earned his Bachelor of Business Administration from Florida Atlantic University.

The Board has concluded that Mr. Clark should serve as a director due to his extensive executive level management skills, and experience building and leading healthcare staffing, workforce solutions, and other technology companies.

W. Larry Cash has been a director and Audit Committee member since October 2001 and a Compensation Committee member since May 2005. Mr. Cash has served as the Lead Director of the Board since 2019. Mr. Cash is Chairman of the Audit Committee. Mr. Cash retired as President of Financial Services, Chief Financial Officer and a member of the Board of Directors of Community Health Systems in May 2017 and currently serves as a consultant to Community Health Systems. He joined Community Health Systems as Executive Vice President and Chief Financial Officer in September 1997. Prior to joining Community Health Systems, Mr. Cash served as Vice President and Group Chief Financial Officer of Columbia/HCA Healthcare Corporation from September 1996 to August 1997. Prior to Columbia/HCA, Mr. Cash spent 23 years at Humana, Inc., most recently as Senior Vice President of Finance and Operations from 1993 to 1996. He has served as a member of the Board of Directors and the Audit Committee of AAC Holdings, Inc., a provider of substance use treatment centers, from October 2017 through October 2019. He received his B.S. in Accounting from the University of Kentucky at Lexington.

The Board has concluded that Mr. Cash should serve as a director due to his extensive executive level management skills, corporate financial management, and operational experience. Additionally, Mr. Cash has a vast understanding of many aspects of the healthcare industry and brings solid expertise and proven leadership skills to the Board.

Thomas C. Dircks has been a director since July 1999 and was elected to serve as Chairman of the Board of Directors on August 2, 2013. Mr. Dircks is a Managing Director of Charterhouse Strategic Partners, a provider of strategically focused investments in growth companies in the United States. Mr. Dircks was previously Managing Partner of Charterhouse Equity Partners and was responsible for managing and overseeing the investment of Charterhouse’s multi-billion dollars of North America focused institutional private equity funds. Charterhouse was one of the earliest investors in private equity and raised funds and invested in middle market companies for over three decades. Prior to joining Charterhouse, he was employed by PricewaterhouseCoopers as a Certified Public Accountant. Mr. Dircks currently serves as a member of the Board of Directors of Silvergate Bank, a Federal Reserve member bank and the leading provider of innovative financial infrastructure solutions and services for the growing digital currency industry. He holds a B.S. in Accounting and a Masters of Business Administration from Fordham University.

The Board has concluded that Mr. Dircks should serve as a director due to his extensive executive management, accounting, tax, mergers and acquisition, and strategic planning expertise. Additionally, Mr. Dircks’ risk management skills and financial acumen add an important dimension to our Board’s composition.

Gale Fitzgerald has been a director and member of the Audit Committee since May 2007, and since January 2014 has served as the Chairperson of the Governance and Nominating Committee. Ms. Fitzgerald is a retired principal of TranSpend, Inc., a consulting company. Before co-founding TranSpend, Inc. in 2003, she served as the President of QP Group, Inc. Prior to joining QP Group, Inc., she served as the Chairman and Chief Executive Officer of Computer Task Group, Inc. from 1994 to 2000. She joined Computer Task Group, Inc. in 1991 as Senior Vice President and was promoted to President and Chief Operating Officer in July 1993. Prior to joining Computer Task Group, Inc., she was Vice President, Professional Services at International Business Machines Corporation, which evolved into IBM Global Services. Ms. Fitzgerald worked at IBM for 18 years in various technical, marketing and management positions. Ms. Fitzgerald was a member of the Board of Directors of Diebold Nixdorf, Inc. through April 2019. Ms. Fitzgerald has a B.A. in Government from Connecticut College and a Masters in Theology from Augustine Institute.

The Board has concluded that Ms. Fitzgerald should serve as a director because of her extensive executive leadership experience, management skills, and public board experience. Ms. Fitzgerald’s expertise in the areas of Information Technology, Staffing and Healthcare provides an invaluable resource to the Board with respect to corporate and strategic planning and assessing and managing risks.

Darrell S. Freeman, Sr. has been a director and Audit Committee member since August 2018. He currently serves as the Executive Managing Director of Zycron, an information technology services and solutions firm he founded in 1991 and later sold to BG Staffing in 2017. Zycron is now a division of BG Staffing, Inc. Zycron provides IT staffing, outsourcing and project management services primarily in the healthcare, energy, and government sectors. Mr. Freeman also co-founded Tennessee-based Reliant Bank in 2006, and has served as a board member and a member of the Audit and Compensation committees of Commerce Union Bancshares, Inc., the holding company for Reliant Bank, since its inception. Mr. Freeman also served on the Board of Directors and was the Lead Director of American Addiction Centers from 2013 through October 2019. Mr. Freeman holds a B.S. in Industrial Technology and a Master’s Degree in Industrial Studies, both from Middle Tennessee State University.

The Board of Directors has concluded that Mr. Freeman is qualified to serve as a director as a result of his extensive staffing, outsourcing, technology and healthcare expertise, as well as his extensive background in business development.

Janice E. Nevin, M.D., MPH has served as the President and Chief Executive Officer of ChristianaCare, the largest health system in Delaware, since November 2014. Dr. Nevin received an A.B. in History and Science from Harvard University and a Doctor of Medicine from Sidney Kimmel Medical College at Thomas Jefferson University, and a Masters of Public Health from University of Pittsburgh. In 2017, Dr. Nevin was inducted into the Delaware Women’s Hall of Fame and was recognized among 100 Great Healthcare Leaders to Know in 2017 by Becker’s Hospital Review. For her commitment to the community, she received Delaware’s Grassroots Champion Award from the American Hospital Association and the David G. Menser Award from the Wilmington Senior Center, both in 2017. She was named the 2016 Woman of Distinction by the Girl Scouts of the Chesapeake Bay.

The Board has concluded that Dr. Nevin should serve as a director due to her extensive knowledge of the healthcare industry and her expertise in leading the operations of a large health care system with first-hand knowledge of healthcare staffing, as well as her physician experience, and innovative leadership.

Mark Perlberg has been a director and Compensation Committee member since May 12, 2015. He is currently serving as a Managing Director with Nautic Partners, a private equity firm. Prior to that he was the President and Chief Executive Officer of Oasis Outsourcing, one of the nation’s leading Professional Employer Organizations from October 2003 to March 2020. Prior to joining Oasis Outsourcing, Mr. Perlberg held a series of executive positions with Profit Recovery Group, the John Harland Group, and Western Union. Prior to joining Western Union, he practiced law in New Jersey. Mr. Perlberg received his B.A. degree in History from the University of Rochester and his Juris Doctor degree from Boston College Law School.

The Board has concluded that Mr. Perlberg should serve as a director due to his extensive executive management and leadership experience in growing companies both organically and through acquisitions. Mr. Perlberg’s success during his career in overseeing the delivery of alternative workforce solutions provides a unique perspective to the Company.

Joseph A. Trunfio, Ph.D. has been a director since October 2001. He has served on the Governance and Nominating Committee since May 2006 and was appointed to the Compensation Committee as its Chairman, effective January 1, 2014. He served as President and Chief Executive Officer of Atlantic Health System, a not-for-profit hospital group, from March 1999 until his retirement in May 2015, where he was a member of the Board of Trustees. From July 1997 to February 1999, Mr. Trunfio served as President and Chief Executive Officer of Via Caritas Health System, a not-for-profit hospital group. Prior to his position with Via Caritas Health System, he served as President and Chief Executive Officer of SSM Healthcare Ministry Corp., a not-for-profit hospital group. Mr. Trunfio received his B.A. from St. John’s University (N.Y.) and holds a Ph.D. in Clinical Psychology from the University of Miami.

The Board has concluded that Mr. Trunfio should serve as a director due to his extensive executive management and leadership experience. Mr. Trunfio brings to the Board a depth of understanding of the delivery of healthcare delivery system in the United States, our business and the various challenges we face in the evolving healthcare industry.

Affirmative Determinations Regarding Director Independence and Other Matters

The Board of Directors observes all criteria for independence established by the Nasdaq Stock Market, or NASDAQ, under its applicable Listing Rules. As such, the Board of Directors has determined each of the following directors and nominees to be an “independent director” under the meaning of Rule 5605(a) (2) of the Nasdaq Listing Rules:

W. Larry Cash
Thomas C. Dircks
Gale Fitzgerald
Darrell S. Freeman, Sr.
Janice E. Nevin, M.D., MPH
Mark Perlberg
Joseph A. Trunfio, PhD

The Board of Directors has also determined that each member of the Audit, Compensation and Governance and Nominating Committees meets the applicable independence requirements set forth by NASDAQ, the Commission and the Internal Revenue Service. The Board of Directors has further determined that W. Larry Cash, a member and Chairman of the Audit Committee, is an “audit committee financial expert” as defined in the rules promulgated by the Commission and, as such, Mr. Cash satisfies the requirements of Rule 5605(c)(2) of the Nasdaq Listing Rules.

Board Committees and Meetings

Meetings of the Board of Directors. During the fiscal year ended December 31, 2019 (Fiscal 2019), there were eight meetings of the Board of Directors.

Director Attendance. Each director who served in such capacity during Fiscal 2019 attended 100% of the aggregate number of meetings of the Board of Directors during the period in which he or she served as a director, and 100% of the committee or committees thereof on which he or she served. All of the directors nominated for election to the Board (other than Dr. Janice Nevin) were members of the Board for the entirety of Fiscal 2019. It is the practice of the Board of Directors to have the independent directors meet in an executive session at each meeting of the Board. It is also our practice that all directors should attend the Annual Meeting of Stockholders. All of the directors, with the exception of Dr. Nevin, who was not a director at that time, attended the 2019 Annual Meeting of Stockholders.

Board Leadership Structure and Role in Risk Oversight. Our Company is led by Mr. Kevin C. Clark, who has served as our President and Chief Executive Officer since January 16, 2019. Our Board of Directors is currently comprised of Mr. Clark, our President and Chief Executive Officer, and seven independent directors. Mr. Dircks has served as the Chairman of the Board since 2013, and Mr. Cash has served as the Lead Director of the Board since 2019.

Each of our Audit, Compensation and Governance and Nominating Committees are comprised entirely of independent directors. While risk management is primarily the responsibility of our management team, the Board is responsible for the overall supervision of our risk management activities which occurs at both the full Board level and at the committee level. Our Audit Committee also has the responsibility to, among other things, review with management, the Company’s policies regarding major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also reviews with management, the policies governing the process by which risk assessment and risk management are undertaken and has oversight for the effectiveness of management’s enterprise risk management process that monitors key business risks facing us. In addition to our Audit Committee, the other committees of the Board consider the risks within their areas of responsibility. For example, the Compensation Committee assesses risk that could result from the structure and design of our executive compensation programs, our incentive compensation plans, director compensation, perquisites and compliance with the Sarbanes-Oxley Act of 2002 regarding prohibitions on loans to executive officers and directors. The Governance and Nominating Committee evaluates risks with respect to, among other things, corporate governance matters and the background and suitability of director nominees. Additionally, the Board of Directors continually evaluates our risks related to liquidity, operations, credit, regulatory compliance and fiduciary risks, and the processes in place to monitor and control such exposures. Management also provides regular updates throughout the year to the respective committees regarding management of the risks they oversee, and each of these committees report their findings to the full Board, including any areas of risk that require Board attention. Additionally, the full Board reviews our short- and long-term strategies, including consideration of risks facing us and their potential impact.

The Board of Directors has determined that our current board leadership structure is appropriate and helps to ensure proper risk oversight for us for a number of reasons, the most significant of which are as follows:

•	our Chief Executive Officer is the individual selected by the Board of Directors to manage us on a day-to-day basis and his direct involvement in our operations makes him best positioned to consult with our Board to create appropriate agendas for Board meetings and determine the time allocated to each agenda item in discussions of our short- and long-term objectives, as well as lead productive strategic planning sessions with the Board;
•	members of the Board are kept informed of our business by various documents sent to them before each meeting and as otherwise requested, as well as through oral reports made to them during these meetings by our Chief Executive Officer, Chief Financial Officer and other senior executives;
•	our Board structure provides strong oversight by independent directors, in particular because non-management directors meet separately, the Board is advised of all actions taken by the various committees of the Board, they have full access to all of our books, records and reports;
•	members of the Board have direct access to the management team and those individuals are available at all times to answer questions from the Board members;
•	our Board has extensive management experience in business and, in particular, the healthcare industry in which we operate; and
•	the continuity and tenure of our Board provide a valuable source of institutional knowledge.

Compensation-Related Risk. Our Compensation Committee has specifically reviewed and, in consultation with Pearl Meyer & Partners, LLC (“Pearl Meyer”), considered whether our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on us. In that regard, we design our programs in a balanced and diversified manner while also creating significant, yet appropriate, incentives for strong performance based on our business and strategic plan. In most cases, each component of our performance-based compensation program is subject to a limit on the amount paid. We believe that our compensation programs reflect a balance of short-term, long-term, guaranteed and performance-based compensation in order not to encourage excessive risk-taking. A significant portion of our compensation program includes performance-based compensation. We believe that this ensures that our NEOs and other employees focus on the health of our business that will deliver stockholder value over time and discourages excess risk-taking by our NEOs and other employees.

Committees of the Board of Directors. Our Board of Directors has three standing committees: Audit, Compensation and Governance and Nominating Committees. Each of these committees is comprised solely of independent directors within the meaning of Rule 5605(a) (2) of the Nasdaq Listing Rules. Each committee operates pursuant to a committee charter. The charters of each of the Audit, Compensation and Governance and Nominating Committees are available on our website at www.crosscountryhealthcare.com by choosing the “Investors” link, clicking on the “Corporate Governance” section, and selecting the respective charter under “View.”

The current composition of our Board’s standing committees is as follows:

Audit Committee

The Audit Committee consists of Messrs. Cash, Freeman, and Ms. Fitzgerald. Mr. Cash joined the Audit Committee upon his appointment to the Board in October 2001; Ms. Fitzgerald joined the Audit Committee upon her appointment to the Board in May 2007; and Mr. Freeman joined the Audit Committee in August 2018. Mr. Cash is the Chairman of the Audit Committee. Messrs. Cash and Freeman, and Ms. Fitzgerald are independent directors under the Commission’s rules and Nasdaq’s Listing Rules for Audit Committees. The Audit Committee is the principal agent of the Board of Directors in overseeing (i) the quality and integrity of our financial statements, (ii) legal and regulatory compliance, (iii) the independence, qualifications, and performance of our independent registered public accounting firm, (iv) the performance of our internal auditors and (v) the integrity of management and the quality and adequacy of disclosures to stockholders. The Committee also:

•	is responsible for hiring and terminating our independent registered public accounting firm and pre-approving all auditing, as well as any audit-related, tax advisory and any other non-auditing services to be performed by the independent registered public accounting firm;
•	reviews and discusses with our independent registered public accounting firm their quality control procedures and our critical accounting policies and practices;
•	regularly reviews the scope and results of audits performed by our independent registered public accounting firm and internal auditors;
•	meets with management to review the adequacy of our internal control framework and our financial, accounting, and reporting and disclosure control processes;
•	reviews our periodic filings and quarterly earnings releases;
•	reviews and discusses with our chief executive and financial officers the procedures they follow to complete their certifications in connection with our periodic filings with the Commission;
•	discusses management’s plans with respect to our major financial risk exposures; and
•	Works in conjunction with the Board to monitor and manage cybersecurity risk.

During 2019, there were eight meetings of the Audit Committee. By meeting with independent auditors and internal auditors, and operating and financial management personnel, the Audit Committee oversees matters relating to accounting standards, policies and practices, any changes thereto and the effects of any changes on our financial statements, financial reporting practices and the quality and adequacy of internal controls.

Additionally our Internal Audit function reports directly to the Audit Committee. The Audit Committee regularly meets with our independent registered public accounting firm separate from management and regularly holds executive sessions without management. In addition, the Audit Committee regularly meets with our Chief Financial Officer and Director of Internal Audit in separate executive sessions.

The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A toll-free phone number is available for confidential and anonymous submission of concerns relating to accounting, auditing and other illegal or unethical matters, as well as alleged violations of the Company’s Code of Conduct or any other policies. All submissions are reported to the General Counsel and, in turn, to the Chairman of the Audit Committee. The Audit Committee has the power to retain independent counsel and other advisors as it deems necessary to carry out its duties.

The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition to determining that Mr. Cash is an “audit committee financial expert” under the Commission’s rules, the Board has determined that Mr. Cash satisfies the Nasdaq rule requiring that at least one member of the Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Compensation Committee

The role of the Compensation Committee includes (i) reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation, (ii) evaluating our Chief Executive Officer’s performance in light of the Company’s goals and objectives, and determining and approving our Chief Executive Officer’s compensation level based on this evaluation, (iii) making recommendations to the Board of Directors with respect to compensation, incentive compensation plans and equity-based plans for all of our employees, and (iv) reviewing and evaluating non-employee/outside director compensation. The members of the Compensation Committee consist of Messrs. Trunfio, Cash, and Perlberg who are independent directors under the Commission’s rules and Rule 5605(a) (2) of the Nasdaq Listing Rules. Mr. Cash was appointed to the Compensation Committee in May 2005 and Mr. Trunfio was appointed to the Compensation Committee as its Chairman, effective January 1, 2014. Mr. Perlberg was appointed to the Compensation Committee, effective May 12, 2015. During 2019, there were seven meetings of the Compensation Committee.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of our Chief Executive Officer. Compensation Committee meetings are regularly attended by our Chief Executive Officer and General Counsel, except for portions of the meetings with respect to voting or deliberation. The Compensation Committee’s Chairman reports the Committee’s recommendations on executive compensation to the Board of Directors.

Under its charter, the Compensation Committee has the authority and may, in its sole discretion, obtain advice and seek assistance from internal and external legal, accounting and other consultants. The Compensation Committee has the sole authority to select or receive advice from, and terminate a compensation consultant or other advisor to the Compensation Committee (other than in-house legal counsel) to assist in the evaluation of the compensation of our Chief Executive Officer, executive officers and directors, including sole authority to approve such firm’s fees and other retention terms, and we provide appropriate funding as determined by the Compensation Committee. In selecting advisers, the Compensation Committee will take into consideration certain independence factors.

Continuing its engagement with the Company, Pearl Meyer served as its independent compensation consultant in Fiscal 2019. In its role, Pearl Meyer rendered services specifically requested by the Compensation Committee, which included making recommendations to and advising the Compensation Committee on compensation design and levels. The Compensation Committee assessed the independence of Pearl Meyer pursuant to the applicable NASDAQ and Commission requirement and concluded that no conflict of interest exists that would prevent Pearl Meyer from serving as its independent consultant.

Governance and Nominating Committee

The role of the Governance and Nominating Committee is to: (i) develop and recommend to the Board of Directors a set of corporate governance principles and review them at least annually; (ii) determine the qualifications for board membership and recommend nominees to the stockholders; and (iii) ensure a robust and effective performance evaluation process is in place for the Board, the CEO, and senior management, as well as an effective succession planning process for these positions.

The Amended and Restated Charter of the Governance and Nominating Committee is available on our website as described under “Committees of the Board of Directors.” Our Governance Guidelines are also available on our website at www.crosscountryhealthcare.com by choosing the “Investors” link, clicking on the “Corporate Governance” section, and selecting the guidelines under “View.” The Governance and Nominating Committee consists of Ms. Fitzgerald and Mr. Trunfio, who are all independent directors under Rule 5605(a) (2) of the Nasdaq Listing Rules. Ms. Fitzgerald was appointed to the Governance and Nominating Committee as its Chairman, effective January 1, 2014, and Mr. Trunfio has served on the Committee since October 2001.

The Board’s current policy with regard to the consideration of director candidates recommended by stockholders is that the Governance and Nominating Committee will review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Board (the current procedures are described below), and conduct inquiries as it deems appropriate. The Governance and Nominating Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Governance and Nominating Committee in light of the minimum qualifications and other criteria for Board membership approved by the Board from time to time. To date, we have not received any recommendation from stockholders requesting that the Governance and Nominating Committee consider a candidate for inclusion among the Governance and Nominating Committee’s slate of nominees in our Proxy Statement.

In considering director nominees, the Nominating Committee will consider the following:

•	the needs of the Company with respect to particular areas of specialized knowledge;
•	the relevant business experience of the nominee including, but not limited to, extensive experience in healthcare, staffing, IT, business, finance, or accounting;
•	the personal and professional integrity of the nominee;
•	the nominee’s ability to commit the resources necessary to be an effective director of a public company, including the nominee’s ability to attend meetings; and
•	the overall balance and diversity of the Board.

Other than the foregoing, there are no stated minimum criteria for nominees, although the Governance and Nominating Committee may also consider other facts as it may deem are in the best interests of the Company and its stockholders.

All stockholder recommendations for director candidates must be submitted to our legal department at 5201 Congress Avenue, Suite 100B, Boca Raton, Florida, 33487, which will forward all recommendations to the Governance and Nominating Committee.

There have been no changes to the procedures by which stockholders may recommend nominees to our Board of Directors since our last disclosure of such procedures, which appeared in the definitive proxy statement for our 2019 Annual Meeting of Stockholders.

The Governance and Nominating Committee pursues a rigorous process of Board evaluations and self-assessments on a continuous basis to determine the needs of the Board in terms of experience, expertise and knowledge. The Committee consults with external advisors on a regular basis to ensure the Board is appropriately staffed and governed in the best interests of the Company and its shareholders. The Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members, including nominees recommended by Stockholders, and recommending to the Board the persons to be nominated by the Board for election as directors at the Annual Meeting of Stockholders and the persons to be elected by the Board to fill any vacancies on the Board. Director nominees are selected by the Governance and Nominating Committee in accordance with the policies and principles in its charter and the criteria and process set forth above. There are no differences in the manner in which the Governance and Nominating Committee evaluates director nominees recommended by stockholders and a candidate that has been initially recommended by the Governance and Nominating Committee. The Nominating Committee has the authority to retain a search firm to identify or evaluate or assist in identifying and evaluating potential nominees.

During 2019, there were five meetings of the Governance and Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. Trunfio, Cash, and Perlberg. During Fiscal 2019:

•	no officer (or former officer) or employee of the Company or any of its subsidiaries served as a member of the Compensation Committee;
•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant;
•	none of our executive officers served on the Compensation Committee (or another Board committee with similar functions or, if there was no such committee, the entire Board of Directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;
•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and
•	none of our executive officers served on the Compensation Committee (or another Board committee with similar functions or, if there was no such committee, the entire Board of Directors) of another entity where one of that entity’s executive officers served as a director on our Board.

Director Compensation and Other Arrangements

In Fiscal 2019, our independent directors received the following fees:

•	an annual cash retainer of $70,000;
•	an additional annual cash retainer of $85,000 for the Chairman of the Board;
•	an additional annual cash retainer of $25,000 for the Chairman of the Audit Committee;
•	an additional annual cash retainer of $15,000 for the Chairman of the Compensation Committee;
•	an additional annual cash retainer of $10,000 for the Chairperson of the Governance and Nominating Committee;
•	an additional annual cash retainer of $25,000 for the Lead Director of the Board.

No payments were made for non-chair committee member services in Fiscal 2019.

Directors who are not independent directors will not receive any compensation for their services as directors.

All independent directors are reimbursed for the reasonable travel expenses they incur in attending meetings of the Board or Board committees.

During Fiscal 2019, Messrs. Cash, Dircks, Freeman, Mastaler, Perlberg, Trunfio and Ms. Fitzgerald also received a grant of restricted shares of Common Stock on June 1, 2019, the first day of the month following our Annual Meeting, under the Company’s 2014 Omnibus Incentive Plan, amended and restated as of May 23, 2017 (the “2017 Omnibus Incentive Plan”). Each such grant consisted of a number of shares of restricted Common Stock equal to approximately $110,000, based on the closing price of our Common Stock on the date of grant.

In November 2019, the Compensation Committee modified the vesting period for restricted shares granted to Directors to one year. Accordingly, restricted shares granted prior to November 2019 vest in three equal installments on the first, second and third anniversaries of the grant date; restricted shares granted to independent directors after November 2019 will vest on the first anniversary of such grant date.

On March 24, 2020, the Board approved the adoption of the Cross Country Healthcare, Inc. 2020 Omnibus Incentive Plan, subject to approval by our stockholders at this Annual Meeting (see Proposal III – “Approval of the Cross Country Healthcare, Inc. 2020 Omnibus Incentive Plan”), which will include an annual $350,000 grant date fair value limit on equity awards granted to non-employee directors.

Directors are required to hold an amount of the Company’s common stock equal to two times the annual cash retainer, which amount may be accumulated over five years.

2019 DIRECTOR COMPENSATION TABLE

The following table provides compensation information for our directors for Fiscal 2019 except for Mr. Clark, our President and Chief Executive Officer. Compensation earned by Mr. Clark for Fiscal 2019 is included in the Summary Compensation Table on page 32 of this proxy statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
W. Larry Cash	120,000	110,000	230,000
Thomas C. Dircks	155,000	110,000	265,000
Gale Fitzgerald	80,000	110,000	190,000
Darrell S. Freeman, Sr.	70,000	110,000	180,000
Richard M. Mastaler	70,000	110,000	180,000
Mark Perlberg	70,000	110,000	180,000
Joseph A. Trunfio Ph.D.	85,000	110,000	195,000
(1)	Amounts in this column reflect the aggregate grant date fair value of awards of restricted stock granted under our 2017 Omnibus Incentive Plan and computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (ASC Topic 718). The assumptions used in determining the amounts in this column are set forth in Note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 5, 2020. The aggregate grant date fair value per share of restricted stock granted on June 1, 2019 was $7.11. The restricted stock granted on June 1, 2019, vests in three equal installments on the first, second and third anniversaries of their grant date. Based on a grant date fair value of approximately $110,000, the actual number of shares of restricted stock granted to each director was 15,472 shares.
(2)	Aggregate restricted shares outstanding as of December 31, 2019 for each director were as follows: W. Larry Cash: 24,589; Thomas C. Dircks: 24,589; Gale Fitzgerald: 24,589; Darrell S. Freeman, Sr.: 20,624; Richard M. Mastaler: 24,589; Mark Perlberg: 24,589 and Joseph A. Trunfio: 24,589.
(3)	In November 2019, the Governance and Nominating Committee modified its Guidelines to provide for accelerated vesting of stock grants to an independent director upon retirement so long as the director was at least 70 years old or has served on the Board of Directors for 7 years. Accordingly, upon Mr. Mastaler’s retirement, 24,589 unvested shares will automatically vest.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers other than Mr. Clark whose information is provided as part of Proposal I:

Name	Age	Position
Daniele Addis, MBA	60	SVP, Business Services
Susan E. Ball, JD, MBA, RN	56	EVP, General Counsel and Secretary
William J. Burns, MBA, CPA	50	EVP, Chief Financial Officer and Principal Accounting Officer
William G. Halnon	61	Chief Information Officer
Colin P. McDonald, MS	52	SVP, Human Resources
Karen Mote	55	President, Medical Doctor Associates
Christopher R. Pizzi, CPA	49	SVP, Chief Accounting Officer
Stephen A. Saville, JD	53	Executive Vice President, Operations
Buffy S. White	46	President, Workforce Solutions and Services
Marisa L. Zaharoff, RN	46	President, Nurse and Allied Operations

Daniele Addis has served as Senior Vice President, Business Services since January 29, 2014. From September 2011 to January 2014, Ms. Addis was Senior Vice President, Shared Services of Randstad Professionals, a staffing company. Prior to that, she was Vice President, Shared Services and held various other positions at SFN Group, Inc. From January 1998 to January 2006, Ms. Addis was Senior Finance Manager of Office Depot, Inc. Ms. Addis holds a Bachelor in Business from Ecole Superieure de Commerce, Nantes, France, a Master of Arts in Economics from George Mason University and a Master of Business Administration from Jacksonville University.

Susan E. Ball has served as an Executive Vice President of the Company since January 1, 2017, as General Counsel since May 2004 and Secretary since March 2010. Prior to that, Ms. Ball served as our Corporate Counsel from March 2002 to May 2004. Before joining us, Ms. Ball practiced law at Gunster, Yoakley & Stewart, P.A. from November 1998 to March 2002 and at Skadden, Arps, Slate, Meagher and Flom from 1996 to November 1998. Prior to practicing law, Ms. Ball was a registered nurse. Ms. Ball received her Bachelor of Science degree in Nursing from The Ohio State University, her Juris Doctor degree from New York Law School, and her Masters of Business Administration from Florida Atlantic University.

William J. Burns served as Chief Operating Officer from January 25, 2018 through January 31, 2019 at which time he became Chief Financial Officer and Principal Accounting Officer. He also served as Chief Financial Officer, effective from April 1, 2014, and Principal Accounting Officer, from December 1, 2014 in each case through January 24, 2018. He has served as an Executive Vice President of the Company since January 1, 2017. Prior to joining the Company, Mr. Burns served as Group Vice President and Corporate Controller for Gartner, Inc., a technology research and advisory firm, since 2008. From 2006 until 2008, Mr. Burns was the Chief Accounting Officer for CA Technologies, Inc. Mr. Burns earned his Bachelor of Arts in Accounting and Information Systems from Queens College and a Masters of Business Administration from New York University’s Stern School of Business. Mr. Burns is a Certified Public Accountant.

William G. Halnon has served as Chief Information Officer since February 2017. Prior to joining the Company, from February 2016 to February 2017, Mr. Halnon served as President of Albedon Digital, Inc. From January 2007 to February 2016, Mr. Halnon served as Senior Vice President and Chief Information Officer of Republic Services, Inc. and, from January 2005 to January 2007, he served as Senior Vice President and Chief Information Officer of Spherion, Inc. Mr. Halnon holds a Bachelor of Arts in Accounting from Langston University.

Colin P. McDonald was appointed Senior Vice President, Human Resources in March 2020. Prior to that, he served as Vice President, Human Resources & Labor Relations from December 2014. Prior to joining the Company Mr. McDonald held various human resource positions at Carnival Cruise Lines, RandCol Staffing and Citrix. Mr. McDonald earned his Bachelor of Arts at State University of New York at New Paltz and his Master of Science degree in Organizational Leadership at Mercy College.

Karen Mote was appointed as President of Medical Doctor Associates (MDA) in February 2019. From March 2015 to February 2019, she served as the Vice President of MDA’s Advanced Practices, after being promoted from Director where she served from 2008 to March 2015. Prior to that, she served as the Manager of Allied Health Group, also a division of MDA from 2000 to her promotion in 2008. Ms. Mote began her career with Medical Doctor Associates in July 1998 in the Physician Permanent Placement Division. Ms. Mote earned a Clinical Laboratory Degree of Applied Science from North Georgia Technical College.

Christopher R. Pizzi has served as Senior Vice President and Chief Accounting Officer since February 1, 2019. Prior to that he served as Senior Vice President and Chief Financial Officer of the Company from January 25, 2018 to January 31, 2019. He joined Cross Country in December 2014 and previously held the positions of Vice President of Finance, Corporate Controller and Treasurer. Prior to joining Cross Country, Mr. Pizzi served as Assistant Vice President, Corporate Finance and Accounting for Health Management Associates, Inc. and held various accounting positions with Pitney Bowes and PricewaterhouseCoopers. Mr. Pizzi earned his Bachelor of Science in Accounting from Central Connecticut State University and is a Certified Public Accountant.

Stephen A. Saville has served as Executive Vice President of Operations since April 2019. Prior to joining Cross Country Healthcare, he was President, CareerStaff Unlimited - A Genesis HealthCare Company from March 2016 through April 2019, Senior Vice President, Workforce Solutions at Genesis from July 2017 through March 2019, Executive Vice President, OGH, LLC from January 2014 through March 2016, and Chief Executive Officer of Medefis, Inc. from September 2010 through January 2015. Mr. Saville earned his Bachelor of Science and Bachelor of Administration from Cabrini University and his Juris Doctor degree from Widener University School of Law.

Buffy S. White was appointed President, Workforce Solutions and Services in August 2019. Prior to that, she served as President, Travel Nurse and Allied since January 2018 and in January 2019 she became President of Workforce Solutions. She served as Senior Vice President, Recruiting Strategy and Operations since September 30, 2016. Before joining Cross Country Healthcare, Inc., Ms. White served as Executive Vice President, Global Services and Solutions Consulting, of Pontoon (a division of Adecco) from June 2015 to November 2015. Ms. White served in various capacities at Pontoon and Adecco since 2006 and, prior to that, in various roles at SFN Group, Inc. from August 2001 to July 2006. Ms. White studied international business at IMD Business School and innovation and leadership at Millsaps College.

Marisa Zaharoff was appointed President, Nurse and Allied Operations in August 2019 and previously served as President, Branch Operations from January 2018. She has also served as Executive Vice President, Cross Country Staffing Branch Operations since 2015. Ms. Zaharoff has more than 15 years of nursing, quality improvement, sales, operational and branch management experience. She earned her Master of Science in Nursing degree from the University of Illinois and a Bachelor of Science in Nursing degree from the University of Pittsburgh. She is also a Registered Nurse in the State of Illinois and Pennsylvania.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the compensation paid to our named executive officers, or NEOs, in Fiscal 2019. As discussed in Proposal IV, we are conducting a Say-on-Pay vote this year that requests your approval, on an advisory basis, of the compensation of our NEOs as described in this section and in the tables and accompanying narrative.

Our NEOs for Fiscal 2019, which consist of our current and former principal executive officers, our current and former principal financial officers, and our three other most highly compensated officers, are:

•	Kevin C. Clark, President and Chief Executive Officer, who joined the Company in January 2019,
•	William J. Grubbs, former President and Chief Executive Officer, who retired in January 2019,
•	William J. Burns, Executive Vice President, Chief Financial Officer and Principal Accounting Officer, who served as our Chief Operating Officer during January 2019,
•	Susan E. Ball, Executive Vice President, General Counsel and Secretary,
•	Christopher R. Pizzi, Senior Vice President and Chief Accounting Officer, who served as our Chief Financial Officer during January 2019,
•	Stephen A. Saville, Executive Vice President of Operations, and
•	Buffy S. White, President Workforce Solutions and Services.

Business Description

We are a leading provider of total talent management, including strategic workforce solutions, contingent staffing, permanent placement and other consultative services for healthcare clients. We recruit and place highly qualified healthcare professionals in virtually every specialty and area of expertise. Our diverse client base includes both clinical and nonclinical settings, servicing acute care hospitals, physician practice groups, outpatient and ambulatory-care centers, nursing facilities, both public schools and charter schools, rehabilitation and sports medicine clinics, government facilities, and homecare. Through our national staffing teams and network of office locations, we are able to place clinicians on travel and per diem assignments, local short-term contracts and permanent positions. By utilizing our various solutions, clients are able to better plan their personnel needs, talent acquisition and management processes, strategically flex and balance their workforce, access quality healthcare personnel, and provide continuity of care for improved patient outcomes.

Fiscal 2019 Business Performance Highlights

Throughout 2019, performance continued to improve with both revenue and profitability growing sequentially in each quarter. Some of the initiatives undertaken to enhance our position in the healthcare industry as a leading, strategic and consultative partner included the following:

•	We made significant investments in revenue producing capacity and increased healthcare professional compensation to drive sequential growth throughout the year;
•	Through continued operational efficiencies gained from centralizing, automating and process reengineering, we reduced costs by an estimated $15 million in order to fund nearly $13 million in resource investments;
•	From a liquidity perspective, we refinanced into a more flexible, cost effective $120 million credit facility that scales with our business;
•	We consolidated 20 disparate brands and moved to a more cohesive brand around “Cross Country” to strengthen our go-to-market approach which has better positioned us to deliver the full depth and breadth of our services to both our healthcare clients and professionals;
•	We simplified our organizational structure by eliminating several entities to streamline our processes and create more efficiencies;

•	We hired and aligned leadership across the organization and have reinvigorated the culture by celebrating and recognizing success, as well as by ensuring our employees have the necessary tools and training they need to be successful;
•	From a technology perspective, we successfully implemented the first phase of our new scalable applicant tracking software system to a division of our travel nurse business, which we anticipate deploying across the rest of the travel nurse business in 2020; and
•	Finally, from a candidate perspective, we made significant progress building a new on-demand staffing platform for our per diem division which is expected to be deployed in 2020. The expected benefits include allowing us to simplify and improve the candidate experience and make it easier for our healthcare professionals to connect with their ideal jobs.

COMPENSATION PHILOSOPHY AND OBJECTIVES

What we do		What we don’t do
☑	Majority of compensation incentive-based and at risk tied to company performance	X	No guaranteed incentive payments
☑	Engage independent compensation consultants	X	No 280G excise tax gross-ups
☑	Engage in peer group benchmarking	X	No supplemental executive pension or retirement plans
☑	Due diligence in setting compensation targets and goals	X	No option repricing
☑	Periodically assess the compensation programs to ensure that they are not reasonably likely to incentivize employee behavior that would result in any material adverse risks to the company	X	Perquisites are not a substantial portion of our NEO pay packages
☑	Provide reasonable severance protection with double trigger protections upon a change in control	X	No pledging and no hedging
☑	Clawback of equity and cash incentive payments in the event of a restatement
☑	Robust stock ownership guidelines: Directors (2x cash component); CEO (3x Base Salary); and Other Senior Executives (1x Base Salary)

The philosophy of our executive compensation program is to align pay with performance, keep overall compensation competitive and ensure that we can recruit, motivate and retain high quality executives. Accordingly, our executives’ compensation is heavily weighted toward compensation that is performance-based or equity-based. Our NEO compensation for Fiscal 2019 reflects this commitment.

Fiscal 2019 was a year of transition for the Company with a new CEO who began his employment in January 2019. As a result, the Compensation Committee structured the Fiscal 2019 executive compensation with the goal of ensuring that total direct compensation levels were sufficiently competitive to attract, motivate and retain the highest quality executives, that performance-based “at-risk” incentive compensation was a substantial portion of total compensation, and that long-term incentive compensation aligned executives’ interests with our shareholders’ interests to create long-term shareholder value. The Compensation Committee structured the Fiscal 2019 equity incentive to retain key executives during the transition period. In addition, the Compensation Committee also structured the equity incentive to take into account the Company’s near-term and longer-term strategic objectives to provide executives with the opportunity to acquire a significant stake in our growth and prosperity. It was also structured to incentivize and reward executives for sound business management, developing a high performance team environment, fostering the accomplishment of strategic and operational objectives, and compensating executives for improvement in shareholder value, all of which are essential to improving our financial performance and creating success.

Our executives’ compensation for Fiscal 2019 consisted of a base salary, an annual incentive bonus and long-term equity awards (75% of which are time vested over three years and 25% of which are performance-based). In Fiscal 2019, the performance-based portion of the long-term equity awards was based on two performance metrics: 3-year cumulative Adjusted EBITDA (weighted 75%) and Adjusted EBITDA margin for the 3rd year of the performance period (weighted 25%). For Fiscal 2019, 79% of our CEO’s target total compensation and an average of 60% of our other NEOs’ target total compensation were performance-based or equity-based. We do not provide defined benefit pension, supplemental retirement benefits or executive perquisites to our NEOs as they are not tied to performance.

The three principles of our compensation philosophy are as follows:

•	Total direct compensation levels should be sufficiently competitive to attract, motivate and retain the highest quality executives. Our Committee seeks to establish target total direct compensation (base salary, short-term and long-term incentive) at the 50th percentile of our Peer Group and market data of companies of like size, thereby providing our executives the opportunity to be competitively rewarded for our financial, operational and stock price growth. We believe paying at the 50th percentile is competitive and promotes employment engagement and high performance. It is also the Compensation Committee’s intention to set total executive compensation sufficiently high to attract and retain strong, motivated leadership who will not only strive to reach our key operating and strategic objectives, but also demonstrate the utmost integrity in doing so.
•	Performance-based compensation should constitute a substantial portion of total compensation. We believe in a pay-for-performance culture, with a significant portion of total direct compensation being performance -based and/or “at risk.” The performance of our executives, considered in light of general economic and specific company, industry and competitive conditions, serves as the primary basis for determining their overall compensation. Accordingly, a portion of the compensation provided to our executive officers is tied to, and varies with, our financial and operational performance, as well as individual performance. We view our short-term and long-term incentive components of the compensation program as being “at risk.”
•	Long-term incentive compensation should align executives’ interests with our shareholders’ interest to further the creation of long-term shareholder value. Awards of equity-based compensation encourage executives to focus on our long-term growth and prospects and incentivize executives to manage the Company from the perspective as owners with a meaningful stake, and to encourage them to remain with us for long and productive careers. Our stock ownership guidelines further enhance the incentive to create long-term shareholder value. Equity-based compensation also subjects our executives to market risk similar to our shareholders.

This philosophy serves as the basis of the Compensation Committee’s decisions regarding each of the following three components of pay: base salary, short-term (annual) incentive compensation and long-term (equity) compensation, each of which is discussed below.

Consideration of Shareholder Advisory Vote

As part of its compensation setting process, the Compensation Committee also considers the results of the prior year’s shareholders advisory vote on our executive compensation to provide useful feedback regarding whether shareholders believe the Compensation Committee is achieving its goal of designing an executive compensation program that promotes the best interests of the Company and its shareholders by providing its executives with the appropriate compensation and meaningful incentives. For the ninth straight year, our executive compensation program received substantial shareholder support and was approved, on an advisory basis, by 98% of the votes cast at the 2019 annual stockholder meeting. Our Compensation Committee believes that this vote reflected our shareholders’ strong support of the compensation decisions made by the Compensation Committee for our NEOs for 2018.

DETERMINATION OF COMPENSATION

Role of the Compensation Committee

The Compensation Committee is comprised solely of independent directors and is responsible for determining the compensation of our CEO and other NEOs. The Compensation Committee receives assistance from its independent compensation advisor, Pearl Meyer.

Our NEO compensation program is implemented yearly during the first quarter and it coincides with the completion of our annual financial statement audit and release of annual earnings, as well as the approval of the budget for the then current year. Annual cash incentives earned for the prior year, if any, are determined by the Compensation Committee and paid out at that time. Current year target objectives are also established at that time and any adjustments to base salaries are typically determined by the Compensation Committee at that time.

When making NEO compensation decisions, the Compensation Committee takes many factors into account, including the economy, the NEO’s performance, expected future contributions to the Company’s success, the financial and operational results of individual business units, our financial and operational results as a whole, the NEO’s historical compensation, and any retention concerns. As part of the process, the CEO provides the Compensation Committee with his assessment of the NEOs’ performance and other factors used in developing his recommendation for their compensation, including salary adjustments, cash incentives and equity grant guidelines for the then current year. In looking at historical compensation, the Compensation Committee looks at the progression of salary increases over time, a NEO’s ability to meet targets in prior years, the value inherent in equity awards to be granted to complete the total compensation program for an NEO for a particular year, economic outlook and our stock performance. The Committee uses the same general factors in evaluating the CEO’s performance and compensation as it uses for the other NEOs.

Upon receipt of this information, the Compensation Committee discusses proposed compensation plans for the CEO and other NEOs in detail. Based on our Governance Guidelines, the Compensation Committee is required to annually approve the goals and objectives for compensating the CEO and other NEOs, evaluate their performance in light of these goals before setting their salaries, bonus and other incentive and equity compensation. The Committee adjusts the cash incentive portion of the NEOs’ compensation consistent with its philosophy to incentivize and reward executives to reach certain financial and strategic objectives and reward them based upon their performance. The Committee believes that maintaining the flexibility to make upward or downward adjustments to the various components of the NEOs compensation programs allows the Compensation Committee to appropriately provide incentives to individuals and further aligns the NEOs with the objectives of our stockholders.

Role of Management

The Compensation Committee and the Board made all decisions regarding the compensation of our NEOs, after considering recommendations from our CEO, who provides the Compensation Committee with his assessment of the NEOs’ performance and other factors used in developing his recommendation for their compensation, including salary adjustments, cash incentives and equity grant guidelines for the then current year for NEO compensation other than his own.

Role of the Compensation Consultant

Annually, the Compensation Committee evaluates the Company’s executive and director compensation design, competitiveness and effectiveness. For Fiscal 2019, the Compensation Committee continued to engage Pearl Meyer to review the compensation components for our NEOs against our 2019 Peer Group and market data of like-sized companies, assist in the determination of the Fiscal 2019 compensation for our NEOs, and provide recommendations for our director compensation program. In Fiscal 2019, the Company paid Pearl Meyer approximately $60,000, for its services related to executive and director compensation. The Compensation Committee annually reviews the independence of Pearl Meyer. Pearl Meyer does not perform any other services for the Company other than its consulting services to the Compensation Committee and is deemed to be independent and conflict-free under relevant stock exchange standards.

Role of Benchmarking

At the beginning of the executive compensation setting process each year, the Compensation Committee, in consultation with its independent compensation consultant, determines the process by which it will work to ensure that the Company’s compensation programs are competitive. For Fiscal 2019, the Compensation Committee, with the recommendation of Pearl Meyer, determined it would be appropriate to maintain the group of peer companies which it had established in 2018. The peer group is comprised of companies from both the healthcare staffing and general staffing industry, and it includes the following 11 companies: AMN Healthcare Services, Inc., On Assignment, Inc., KForce, Inc., TrueBlue, Inc., CDI Corp., Hudson Global, Korn/Ferry International, Volt Information Sciences, Inc., Heidrick & Struggles International Inc., GP Strategies Corp., and Barrett Business Services, Inc. (the “2019 Peer Group”). The Compensation Committee determined that the companies in the peer group have business characteristics that are similar to our business.

Although the companies in the 2019 Peer Group are comparable to the Company in certain respects, factors such as revenue, business mix, profitability, business strategy, compensation philosophy, and incentive plan design vary among the peers and such differing factors affect the compensation which they provide to their executives. The Compensation Committee reviewed the practices of the 2019 Peer Group and considered their compensation levels as an indicator of the competitive market for our executives for Fiscal 2019, and, while informative to the Compensation Committee, such peer practices are not the sole factor that influences the Compensation Committee’s decisions about executive compensation. The Committee also makes decisions based on the collective experience and knowledge of its members. Generally, our policy has been to pay our NEOs base salaries at the 50th percentile of our Peer Group.

COMPONENTS OF FISCAL 2019 NEO PAY PROGRAM

The Committee uses various compensation elements to provide an overall competitive total compensation and benefits package to the NEOs that is tied to creating stockholder value, is commensurate with our financial results and aligns with the business strategy. The Committee’s specific rationale, design, reward process and relating information are outlined below.

Fiscal 2019 Compensation

Base Salary

We provide the NEOs with a base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined on the basis of each executive’s position, performance and level of responsibility. Base salary levels are reviewed annually. Peer group and market data from like sized companies are utilized in our review. Merit increases for NEOs are considered based on the annual reviews of market data and base salaries, and are adjusted only as needed, not necessarily annually. Base salaries for NEOs are generally benchmarked within a tight range of the market median for our peer groups and companies of like size.

Base salary increases for NEOs, approved in Fiscal 2019, ranged from $0 to $50,000, or from 0.00% to 14.3% to position salaries of certain executives closer to median market values. Mr. Burns and Mr. Pizzi did not receive an increase in their base salary for Fiscal 2019 and increases to Ms. Ball and Ms. White for Fiscal 2019 were made to bring their target compensation closer to median market values given their respective responsibilities.

NEO	2019 Base Salary ($)	2018 Base Salary ($)	% Incr/Decr vs Prior Year
Kevin C. Clark	825,000	n/a	n/a
William J. Grubbs	—	730,000	—%
William J. Burns	525,000	525,000	—%
Susan E. Ball	420,000	375,000	12.0%
Christopher R. Pizzi	350,000	350,000	—%
Stephen A. Saville	430,000	n/a	n/a
Buffy S. White	400,000	350,000	14.3%

Annual Cash Incentive Program

The annual cash incentive program is a core component of our “pay-for-performance” philosophy. The program is heavily weighted to our financial results or relevant business units and the goals are closely linked to business strategy. The components of this program have historically included the incentive and reward opportunity (expressed as a percentage of base salary) and performance measures determined by the

Compensation Committee, such as: revenue, Adjusted EBITDA, segment contribution income, Adjusted earnings per share (EPS) or pre-tax income. To ensure the integrity of the goals and minimize the risk of unanticipated outcomes, each goal has had a performance range built around it with a commensurate increase or decrease in the associated award opportunity. The Compensation Committee may adjust performance measures for certain special, unusual or non-recurring items at its sole discretion.

Each annual target cash incentive award opportunity is expressed as a percentage of base salary, which may be earned based on both the achievement of certain financial objectives (the “Objective Bonus” component) and subjective considerations (the “Subjective Bonus” component). If results fall below pre-established threshold levels, no cash award is payable under the Objective Bonus component, although a Subjective Bonus may still be paid at the discretion of the Compensation Committee. If results exceed pre-established outstanding goals, the cash award payable under the Objective Bonus component is capped at a maximum award opportunity of 180% of annual base salary. The Committee believes that having a maximum cap serves to promote good judgment by the NEOs, reduce the likelihood of windfalls and makes the maximum cost of the plan predictable. The award opportunity is established for each position with the desired emphasis on pay at risk (more pay at risk for senior executives) and internal equity (comparably positioned executives should have comparable award opportunities).

The Subjective Bonus opportunity also is capped at a maximum amount, expressed as a percentage of base salary, which may vary for each position. The use of subjective criteria enables the Compensation Committee to consider a variety of subjective factors relative to each executive’s specific responsibilities. This process allows the Compensation Committee to evaluate performance and to recognize contributions in light of our changing needs.

Incentive payouts under the Annual Cash Incentive Program, at a reduced level, begin upon achievement of a predetermined percentage of targeted objectives (generally 80% or higher for EBITDA and 95% for revenue) which can vary from year to year and from one performance metric to another, so that there is not a disincentive to the NEOs. Payouts may exceed 100% if the performance exceeds 100% of the target objective as set forth in the table below. We believe that an “all or nothing” approach could provide a disincentive compared to our payout approach that is better aligned with our overall operating objectives, and ensures that pay varies in proportion to performance.

Historically, the Compensation Committee has established performance goals and the weighting of each goal during its first Committee meeting each year. The process for setting the goals begins with the management team establishing preliminary goals based on prior year’s results, the budget, strategic initiatives, industry performance and projected economic conditions. The Committee assesses the difficulty of the goals and their implications for share price appreciation, revenue growth and other related factors. The iterative process results in final goals presented by management to the Compensation Committee at its March meeting.

The table below sets forth the percentages of the portion of the Fiscal 2019 annual incentive bonus that was payable upon achievement of the minimum, target and maximum levels (with interpolation between levels) of the performance metrics set forth in the table below for each of our NEOs.

	Attainment Range (Minimum/ Target/ Maximum)	Payout Percentage (Minimum/ Target/ Maximum)
Performance Metric			Clark	Burns	Ball	Pizzi	Saville	White
Company Annual Revenue	95%/100%/105%	20%/100%/180%	20%	20%	20%	20%	20%	7.5%
Company Annual Adjusted EBITDA	90%/100%/110%	20%/100%/180%	60%	60%	60%	60%	60%	22.5%
TNA&WFS Revenue	95%/100%/105%	20%/100%/180%	n/a	n/a	n/a	n/a	n/a	12.5%
TNA&WFS Contribution Income	90%/100%/110%	20%/100%/180%	n/a	n/a	n/a	n/a	n/a	37.5%
Individual Objectives	n/a	20%/100%/180%	20%	20%	20%	20%	20%	20%
Total			100%	100%	100%	100%	100%	100%

As the President of Workforce Solutions and Services (Travel Nurse and Allied and Workforce Solutions or TNA & WFS) in Fiscal 2019, Ms. White was responsible for the performance of the Company’s travel nurse and allied and workforce solutions, which represented approximately 53% of the Company’s total revenue for the full year in 2019. Accordingly, the Compensation Committee had designed her annual incentive bonus to focus on the short-term financial, operational, and qualitative performance metrics to promote long-term growth for both those specific businesses and the Company.

The annualized Company Adjusted EBITDA (a non-GAAP financial measure) and annualized Company revenue targets for the NEOs for 2019 were $30.0 million and $810.3 million, respectively. See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

Determination of Fiscal 2019 Annual Incentive Bonus Payments

The Committee determined that, for Fiscal 2019, the Company achieved annualized Adjusted EBITDA of $25.5 million and annualized revenue of $822.2 million. These amounts were 85% and 101% of the target level, respectively, and the Adjusted EBITDA was below the threshold level necessary to pay out on the financial performance portion thereof the Annual Incentive Bonuses for Messrs. Clark, Burns, Pizzi, and Saville, and Ms. Ball and Ms. White. Accordingly, Messrs. Clark, Burns, Pizzi, and Saville and Ms. Ball received 44.7% of their Annual Target Incentive, based on achieving the 101% of the revenue target and the subjective portion of their bonuses regarding individual objectives.

	Target Bonus Opportunity		Annual Incentive Bonus Earned
NEOs	% of Base Salary	$	% of Target Bonus Opportunity Earned		Individual Objectives Achieved	$
Kevin C. Clark	100%	825,000	44.7	%(1)	100.0%	368,915
William J. Grubbs	—%	—	—%		—%	—
William J. Burns	70%	367,500	44.7	%(1)	100.0%	164,335
Susan E. Ball	70%	294,000	44.7	%(1)	100.0%	131,468
Christopher R. Pizzi	50%	175,000	44.7	%(1)	100.0%	78,255
Stephen A. Saville	75%	322,500	44.7	%(1)	100.0%	144,212
Buffy S. White	70%	280,000	66.5	%(2)	100.0%	186,128
(1)	Based on achievement level of the Company’s revenue, and achievement of the individual objectives for Messrs. Clark, Burns, Pizzi, Saville, and Ms. Ball.
(2)	Based on achievement levels of the TNA&WFS revenue and contribution income targets, achievement levels of the Company revenue, and achievement of individual objectives at 100% for Ms. White.
(3)	No Annual Incentive Bonus paid to Mr. Grubbs for 2019 due to his planned retirement in January 2019.

3-Year STI Bonus Payment History

NEOs (1)(2)(3)	Year	Target ($)	Payout ($)	Payout as % of Target	% Change vs. Prior Year
Kevin C. Clark	2019	825,000	368,915	44.7%	n/a

William J. Grubbs	2019	n/a	n/a	n/a	n/a
	2018	730,000	146,000	20.0%	(0.0)%
	2017	730,000	146,000	20.0%	(66.6)%

William J. Burns	2019	367,500	164,335	44.7%	160.9%
	2018	393,750	63,000	16.0%	(5.3)%
	2017	332,500	66,500	20.0%	(68.0)%

Susan E. Ball	2019	294,000	131,468	44.7%	192.2%
	2018	225,000	45,000	20.0%	(44.4)%
	2017	225,000	81,000	36.0%	(43.2)%

Christopher R. Pizzi	2019	175,000	78,255	44.7%	99.6%
	2018	245,000	39,200	16.0%	100.0%
	2017	98,000	19,600	20.0%	(70.5)%

Stephen A. Saville	2019	322,500	144,212	44.7%	n/a

Buffy S. White	2019	280,000	186,128	66.5%	392.4%
	2018	210,000	37,800	18.0%	33.8%
	2017	150,000	28,250	18.8%	12.8%
(1)	Kevin C. Clark became President, Chief Executive Officer, and a director of the Company on January 16, 2019. William J. Grubbs retired as planned in January 2019.

(2)	On January 25, 2018, Mr. Burns was promoted from Executive Vice President and Chief Financial Officer to Executive Vice President and Chief Operating Officer. On February 1 2019, the Company eliminated the Chief Operating Officer role and Mr. Burns reverted to his prior Chief Financial Officer position.
(3)	On January 25, 2018, Mr. Pizzi was promoted from Vice President, Corporate Controller to Senior Vice President and Chief Financial Officer. On February 1, 2019, the Company appointed Mr. Pizzi as its Senior Vice President and Chief Accounting Officer.

Long-Term Incentive Compensation

The Company uses equity-based awards to focus executives on long-term performance, to align executives’ financial interests with those of shareholders and to create retention platforms for key executives. Equity-based awards for NEOs are generally made based on the executive’s position, experience and performance, prior equity-based compensation awards and competitive equity-based compensation levels. Further, the Compensation Committee determines the terms and conditions of equity grants taking into account market practices and the objectives of the compensation program. Retaining key talent is a key factor for the Compensation Committee in considering the level of equity awards and the vesting schedule.

In 2019, 75% of the equity awards granted to the NEOs were in the form of time-based Restricted Share Awards (RSAs) and 25% were in the form of Performance-based Share Awards (PSAs) under our 2017 Omnibus Incentive Plan, as amended (referred to as the Plan). The Company issues PSAs to tie compensation to specific financial performance goals and focus management on maximizing shareholder value. In 2019, the total targeted long-term compensation and RSAs granted for our NEOs is set forth in the following table:

Name	Long-Term Incentive (LTI) Target	Target as % of Base Salary(2)	Grant Date Value of Restricted Share Awards (per share)	Number of Restricted Share Awards	Value of Restricted Share Awards	Restricted Share Awards as % of LTI Target
Kevin C. Clark	$2,268,750	275%	$7.03	242,044	$1,701,569	75%
William J. Grubbs(1)	—	—	—	—	—	—
William J. Burns	$656,250	125%	$7.03	70,013	$492,192	75%
Susan E. Ball	$375,000	89%	$7.03	40,008	$281,256	75%
Christopher R. Pizzi	$175,000	50%	$7.03	18,670	$131,250	75%
Stephen A. Saville	$322,500	75%	$7.50	32,250	$241,875	75%
Buffy S. White	$210,000	52%	$7.03	22,404	$157,500	75%
(1)	Pursuant to an agreement between the Company and Mr. Grubbs, all stock awards that would have vested on March 31, 2019 (67,227 shares) as well as an additional 74,421 shares vested on January 15, 2019, the date of his retirement.
(2)	Based on an analysis conducted by Pearl Meyer and its recommendation, the long-term incentive award percentages for certain executives were increased to provide an opportunity for payout at the 50th percentile based on the Company’s 2019 Peer Group.

The Compensation Committee approves a number of RSAs and a target number of PSAs to be granted to the NEOs on March 31st of each year. The grant date values of the RSAs and PSAs granted in Fiscal 2019 are set forth below and were based on the closing price on the grant date. Individual awards are based on a percentage of individual’s respective base salary at the time the awards are granted. The percentages and eligibility are based on the terms of employment for certain individuals or as may be determined by the Compensation Committee. Messrs. Clark, Burns, Pizzi, and Saville received an amount of PSAs equal to 69%, 31%, 13%, and 19% of their respective annual base salaries and Ms. Ball and Ms. White received an amount of PSAs equal to 22% and 13% of their respective annual base salaries.

Name	Grant Date Value of Restricted Share Awards (per share)	Number of Restricted Share Awards	Grant Date Value of Performance Share Awards at Target (per share)	Target Number of Performance Share Awards
Kevin C. Clark	$7.03	242,044	$7.03	80,682
William J. Grubbs(1)	—	—	—	—
William J. Burns	$7.03	70,013	$7.03	23,338
Susan E. Ball	$7.03	40,008	$7.03	13,336
Christopher R. Pizzi	$7.03	18,670	$7.03	6,224
Stephen A. Saville	$7.50	32,250	$7.50	10,750
Buffy S. White	$7.03	22,404	$7.03	7,468
(1)	Pursuant to an agreement between the Company and Mr. Grubbs, all stock awards that would have vested on March 31, 2019 (67,227 shares) as well as an additional 74,421 shares, vested on January 15, 2019, the date of his retirement.

All of the RSAs granted to the NEOs in 2019 provide for vesting of 33 and 1/3% of the award on each of the first, second and third anniversaries of the grant date, subject to the NEO’s continued employment through the vesting date.

The PSAs granted to the NEOs in 2019 provide for the issuance of a number of shares based on the level of attainment of cumulative Adjusted EBITDA (a non-GAAP financial measure) over a three-year period (weighted 75%) and the Adjusted EBITDA margin at the end of that three-year period (weighted 25%) as follows:

Performance Level	3-yr Cumulative Adjusted EBITDA Achieved ($000s)	Percentage of the Target Shares Earned	Adjusted EBITDA Margin Achieved	Percentage of the Target Shares Earned
Below Threshold	Less than $82,500	0%	Less than 5.00%	0%
Threshold	$82,500	20%	5.00%	20%
Target	$110,000	100%	5.50%	100%
Maximum	$121,000	120%	6.00%	120%

Any shares issued under the PSA would vest on or about March 31, 2022, subject to the NEO’s continued employment through such date. See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

OTHER COMPENSATION AND BENEFITS

Nonqualified Deferred Compensation Plans

We maintain the 2003 Deferred Compensation Plan and the 2017 Nonqualified Deferred Compensation Plan, each an unfunded non-qualified deferred compensation arrangement, intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, or the Code.

Under the deferred compensation plans, designated employees, including our NEOs, may elect to defer the receipt of a portion of their annual base salary, bonus and commission to our deferred compensation plans. We may also make a discretionary contribution to the deferred compensation plans on behalf of certain participants. Discretionary contributions to the 2003 Deferred Compensation Plan generally become vested three years from the date such contribution is made to the plan, upon the occurrence of a change in control or upon a participant’s retirement, death during employment or disability. Discretionary contributions to the 2017 Nonqualified Deferred Compensation Plan are subject to such vesting period as determined by the Company at the time of the contribution. Generally, payments under the deferred compensation plans automatically commence upon a participant’s retirement, termination of employment or death during employment. Under certain limited circumstances described in the deferred compensation plans, participants may receive distributions during employment. To enable us to meet our financial commitment under the deferred compensation plans, assets may be set aside in a corporate-owned vehicle, which assets remain available to all our general creditors in the event of our insolvency. Participants of the deferred compensation plans are our unsecured general creditors with respect to the deferred compensation plan benefits. Currently, none of our NEOs have any amounts deferred under the 2003 Deferred Compensation Plan. Mr. Pizzi and Ms. White deferred amounts under the 2017 Nonqualified Deferred Compensation Plan in Fiscal 2019. No discretionary contributions were made by the Company to either plan in Fiscal 2019.

401(k) Plan and Other Benefits

We maintain a 401(k) plan, in which Mr. Pizzi and Ms. White participate. The plan permits eligible employees to make voluntary, pre-tax contributions to the plan up to a specified percentage of compensation, subject to applicable tax limitations. We may make a discretionary matching contribution to the plan equal to a pre-determined percentage of an employee’s voluntary, pre-tax contributions and may make an additional discretionary profit sharing contribution to the plan, subject to applicable tax limitations. Our NEOs are eligible for matching contributions, subject to regulatory limits on contributions to 401(k) plans. Eligible employees who elect to participate in the plan are generally vested in any matching contribution after three years of service with us and fully vested at all times in their employee contributions to the plan. The plan is intended to be tax-qualified under Section 401(k) of the Code, so that contributions to the plan and income earned on plan contributions are not taxable to employees until withdrawn from the plan, and so that our contributions, if any, will be deductible by us when made. In addition to the 401(k) plan, we provide our NEOs with health and dental coverage, company-paid group term life insurance, disability insurance, paid time off and paid holidays programs applicable to other employees in their locality. These benefits are designed to be competitive with overall market practices and are in place to attract and retain the necessary talent in the business.

Employment Agreements

Mr. Clark, CEO and President

On January 16, 2019, the Board appointed Kevin Clark as our President and Chief Executive Officer. We entered into an employment agreement (the “Clark Agreement”) with Mr. Clark with an initial term expiring on December 31, 2021, subject to automatic renewal for successive one year terms unless prior to the end of the initial term or any renewal term either party has given at least 90 days prior written notice of the intention not to renew the Clark Agreement. The Clark Agreement provides for Mr. Clark to receive an annual base salary of $825,000. Mr. Clark’s base salary will be reviewed for increase on an annual basis by the Board of Directors or the Compensation Committee. For each calendar year during the term, Mr. Clark is eligible to participate in the Company’s annual bonus plan with a target bonus of 100% of his base salary, based on achieving performance goals to be established by the Compensation Committee. In addition, for each calendar year during the term, Mr. Clark is eligible to participate in the Company’s long term incentive plan and receive awards valued at 275% of his base salary. Such awards will be upon terms and conditions determined by the Compensation Committee. Mr. Clark is also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.

If Mr. Clark’s employment is terminated by the Company without cause (as defined in the Clark Agreement) or if Mr. Clark terminates his employment for good reason (as defined in the Clark Agreement), subject to his execution of a release, he will be entitled to a severance payment equal to the sum of (i) two years of his base salary plus (ii) an amount equal to two times the bonus Mr. Clark would have earned during the year in which such termination occurs (such amount to be determined by the Compensation Committee). In addition, all then current benefits will continue for a period of two years and all unvested stock appreciation rights, performance stock awards, stock options or other equity awards will immediately vest. If Mr. Clark’s employment is terminated because the Company has given Mr. Clark notice of non-renewal he will be entitled to a non-renewal payment equal to 18 months of his base salary.

During Mr. Clark’s employment and for a period of two years thereafter, Mr. Clark may not compete with the Company in any jurisdiction in which the Company’s business is conducted nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers or employees.

Mr. Grubbs, former CEO and President

On January 15, 2019, William J. Grubbs retired from his position as President and Chief Executive Officer of the Company and resigned as a Director.

On September 10, 2018, the Company entered into a transition agreement with Mr. Grubbs regarding his anticipated retirement. It provided, among other things, that Mr. Grubbs would (1) cease to serve as Chief Executive Officer and President of the Company and would resign and retire on the first to occur of (i) March 31, 2019 or (ii) the date on which the Board elects or appoints a new Chief Executive Officer; (2) receive his base salary through March 31, 2019, the bonus earned by him under the Company’s annual bonus plan for 2018, and health insurance coverage through March 31, 2019; and (3) vest in all stock awards that would by their terms vest on or prior to March 31, 2019 (95,552 shares), plus an additional 74,421 restricted stock awards. Other than as set forth above, Mr. Grubbs was not entitled to any additional benefits or compensation upon retirement.

Prior to the transition agreement, Mr. Grubbs was a party to an employment agreement with the Company. His base salary was subject to annual review by the Compensation Committee and Mr. Grubbs was eligible to receive an annual bonus of a target at 100% of his base salary but not in excess of 180% of his base salary based on the level of achievement of performance goals to be established by the Compensation Committee. Mr. Grubbs was eligible to participate in the Company’s equity incentive plan, as well as all benefit plans and fringe benefit arrangements available to our senior executives. If Mr. Grubbs’ employment agreement was not renewed by us at the end of any employment term, was terminated by us without cause or Mr. Grubbs terminates his employment for good reason (see “Potential Payments Upon Termination or Change in Control” below), and if he was not otherwise entitled to receive severance benefits under our Executive Severance Policy, subject to his execution of a release, he would have been entitled to a severance payment equal to the sum of (i) two years base salary and (ii) two times the average annual bonus paid in the immediately three prior calendar years, and (iii) two years health benefits. In addition, any and all unvested stock appreciation rights, performance stock awards, stock options or other equity shall immediately vest upon such termination without cause or for good reason.

Mr. Burns, Executive Vice President and Chief Financial Officer

On February 1, 2019, the Company amended its employment agreement with William J. Burns to appoint him as its Executive Vice President and Chief Financial Officer. Mr. Burns previously served as the Company’s Chief Operating Officer from January 25, 2018 to February 1, 2019 and as the Company’s Chief Financial Officer since April 2013 to January 2018. His base salary remained unchanged at $525,000 per year and remains subject to annual review by the Compensation Committee, however, his eligibility to receive an annual bonus was reduced to a target of 70% of his base salary as a short-term incentive and 125% as a long-term incentive based on the level of achievement of performance goals as Chief Financial Officer to be established by the Compensation Committee.

On January 26, 2018, the Company had previously amended and restated its employment agreement with Mr. Burns in connection with his promotion to Chief Operating Officer. At that time, his base salary was increased from $440,000 to $525,000 per year when he was promoted to Chief Operating Officer. His base salary remained subject to annual review by the Compensation Committee and in his capacity as Chief Operating Officer, Mr. Burns was eligible to receive an annual bonus with a target of 75% of his base salary as a short-term incentive and 150% as a long-term incentive based on the level of achievement of performance goals as Chief Operating Officer to be established by the Compensation Committee.

Mr. Burns remains eligible to participate in the Company’s equity incentive plan, as well as all benefit plans and fringe benefit arrangements available to our senior executives. If Mr. Burns’ employment is terminated by us without cause or Mr. Burns terminates his employment for good reason, and if he is not otherwise entitled to receive severance benefits under our Executive Severance Plan Amended and Restated as of May 28, 2010 (“Executive Severance Plan”), subject to his execution of a release, he will be entitled to a severance payment equal to one year’s base salary and health insurance benefits.

Mr. Saville, Executive Vice President of Operations

Mr. Saville joined the Company on April 15, 2019 as its Executive Vice President of Operations pursuant to the terms and conditions of an offer letter entered into on March 11, 2019 (the “Saville Offer Letter”). The Saville Offer Letter provides for Mr. Saville to receive an annual base salary of $430,000. Mr. Saville’s base salary will be reviewed for increase on an annual basis by the Board of Directors or the Compensation Committee. For each calendar year during the term, Mr. Saville is eligible to participate in the Company’s annual bonus plan with a target bonus of 75% of his base salary, based on achieving performance goals to be established by the Compensation Committee. In addition, for each calendar year during the term, Mr. Saville is eligible to participate in the Company’s long term incentive plan and receive awards valued at 75% of his base salary. Such awards will be upon terms and conditions determined by the Compensation Committee. Mr. Saville is also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.

If Mr. Saville’s employment is terminated by the Company without cause (as defined in the offer letter) or if Mr. Saville terminates his employment for good reason (as defined in the offer letter) he will be entitled to a severance payment equal to the sum of; (i) any unpaid Base Salary through the date of termination; (ii) reimbursement for unreimbursed business expenses incurred through the termination date; (iii) payment of unused vacation and sick time in accordance with the Company’s policy; and (iv) all other applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant pursuant to the terms and conditions of such plans; and continued payments of Base Salary in effect at the time of termination in accordance with the Company’s regular payroll practices for a period of twelve months following the date of termination (the “Severance Payments”).

Mr. Saville will be entitled to participate in the Company’s Executive Severance Plan; provided, however, that if he is or becomes eligible to receive severance benefits under such plan, he will cease to be eligible for Severance Payments and the Company’s sole obligation will be to pay him the amounts and benefits provided in the Executive Severance Plan subject to the terms and conditions thereof.

During Mr. Saville’s employment and for a period of one year thereafter, he may not, among other things, compete with the Company in any jurisdiction in which the Company’s business is conducted nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers or employees.

Ms. White, President Workforce Solutions and Services

On March 6, 2019 the Company amended Ms. White’s original offer letter to increase her base salary from $350,000 to $400,000, increase her annual cash incentive bonus eligibility from 60% of her base salary to 70% (based on achieving performance goals to be established by the Compensation Committee), and to change her title to President Workforce Solutions and Services (the “White Offer Letter”). Ms. White’s base salary will be reviewed for increase on an annual basis by the Board of Directors or the Compensation Committee. In addition, for each calendar year during the term, Ms. White is eligible to participate in the Company’s long term incentive plan and receive awards valued at 60% of her base salary. Such awards will be upon terms and conditions determined by the Compensation Committee. Ms. White is also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.

Pursuant to Ms. White’s offer letter entered into on May 21, 2019 with the Company, if Ms. White’s employment is terminated by the Company without cause (as defined in the offer letter) or if Ms. White terminates her employment for good reason (as defined in the offer letter) she will be entitled to a severance payment equal to the sum of: (i) any unpaid base salary through the date of termination; (ii) reimbursement for unreimbursed business expenses incurred through the termination date; (iii) payment of unused vacation and sick time in accordance with the Company’s policy; and (iv) all other applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant pursuant to the terms and conditions of such plans; and continued payments of base salary in effect at the time of termination in accordance with the Company’s regular payroll practices for a period of twelve months following the date of termination (the “Severance Payments”).

Ms. White will be entitled to participate in the Company’s Executive Severance Plan; provided, however, that if she is or becomes eligible to receive severance benefits under such plan, she will cease to be eligible for severance payments under her offer letter described above and the Company’s sole obligation will be to pay her the amounts and benefits provided in the Executive Severance Plan subject to the terms and conditions thereof.

During Ms. White’s employment and for a period of one year thereafter, she may not, among other things, compete with the Company in any jurisdiction in which the Company’s business is conducted nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers or employees.

Severance/Change of Control Arrangements

We maintain an Executive Severance Plan pursuant to which, subject to executing a release, each NEO is entitled to receive certain severance payments and benefits if, within 90 days prior to, or within 18 months after, a “Change of Control” (as defined in the Executive Severance Plan) of the Company, such NEO is terminated without cause or incurs an “involuntary termination” (i.e. a resignation for good reason). It is a “double-trigger” policy as a “Change of Control” must occur and the NEO must be terminated without Cause (as defined in the Executive Severance Plan) or the NEO terminates for “Good Reason” (as defined in the Executive Severance Plan).

Under the Executive Severance Plan, Mr. Clark, Mr. Burns, and Ms. Ball are entitled to receive continued base salary for a period of two years following termination, plus two times the amount of their target bonus for the year in which a Change of Control occurs; and Mr. Pizzi, Mr. Saville and Ms. White are entitled to receive continued base salary for a period of one year following termination, plus one times the amount of their target bonus of the year in which a Change of Control occurs. In addition, during such period, we would continue to make group health, life or other similar insurance plans available to such NEO and his or her dependents, and we would pay for such coverage to the extent we paid for such coverage prior to the termination of employment. The severance benefits payable under the Executive Severance Plan are subject to the execution of a release and reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax.

Under our general severance pay policy for all of our eligible employees, if an NEO (other than Mr. Clark and Mr. Burns whose arrangements are included in their employment agreements and Mr. Saville and Ms. White whose arrangements are included in their offer letters) is terminated without cause (as defined in our general severance pay policy) other than in connection with a Change of Control, the NEO, subject to executing a release would be entitled to one week’s base salary for each full year of continuous service with us.

Perquisites

Our NEOs are not entitled to any perquisites that are not otherwise available to all of our employees. In this regard, it should be noted that we do not provide defined benefit pension arrangements, post-retirement health coverage or similar benefits for our executives or employees.

Anti-Hedging Policy

Pursuant to our Securities Compliance Policy and Securities Disclosure Compliance Agreement for Employees and Non-Employee Directors, our NEOs and employees may not buy or sell or participate in puts, calls, transferable options or other speculative rights and obligations with respect to equity securities of the Company. In addition, they may not make a “short sale” (i.e., the sale of securities that they do not own at the time of the sale or that will not be delivered for more than twenty days).

Stock Ownership Guidelines

Effective as of January 1, 2014, our Company’s chief executive officer must hold shares of Common Stock equal to three times his base salary, to be accumulated over three years, and the Company’s other senior executives must hold shares of Common Stock equal to one times his or her base salary, to be accumulated over three years. All senior executives who have served in that capacity for more than three years are in compliance with this guideline.

Impact of Accounting and Tax Matters

As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles that we utilize. With respect to accounting matters, the Compensation Committee examines the accounting cost associated with equity compensation in light of ASC Topic 718.

With respect to tax matters, the Compensation Committee considers the impact of Section 162(m) of the Code. Section 162(m) limits the income tax deduction by the Company for compensation paid to certain executive officers to $1,000,000 per year. As a result of amendments to Section 162(m) as part of the Tax Cuts and Jobs Acts of 2017, the Company is generally no longer able to take a deduction for any compensation paid to its current or former NEOs in excess of $1 million, with the exception of performance-based awards outstanding on November 2, 2017.

Incentive Compensation Recoupment “Clawback” Policy

The Company has an Incentive Compensation Recoupment Policy (“Clawback Policy”) for executive officers. This policy further strengthens the risk mitigation program by defining the economic consequences that misconduct has on the executive officer’s incentive-related compensation. If there is a “Restatement” and the Board of Directors determines that an executive received incentive compensation over a 3-year look back period (during which the policy was in effect) in excess of the amount that would have been paid to the executive had such incentive compensation been calculated based on the restatement, regardless of fault, the Board of Directors has the discretion to (i) require the executive to repay all or a portion of any cash incentive compensation, (ii) cancel all or a portion of any vested or unvested incentive compensation awarded to the executive, and (iii) require the executive to repay all or a portion of any gains realized with respect to the award. Under the policy, “Restatement” means any restatement of the Company’s financial statements due to non-compliance with any accounting requirement where such restatement is due to the covered person’s fraud or misconduct, errors or omissions or other related activities.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

THE COMPENSATION COMMITTEE

Joseph A. Trunfio, PhD, Chairman
W. Larry Cash, Member
Mark Perlberg, Member

SUMMARY COMPENSATION TABLE

The following table provides a summary of the compensation received by our NEOs for the fiscal years ended December 31, 2019, 2018 and 2017.

Name and Principal Position(1)(4)	Year	Salary ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Kevin C. Clark Chief Executive Officer and President	2019	786,923	2,268,764	368,915	—	3,424,602

William J. Grubbs Former Chief Executive Officer and President	2019	126,346	—	—	—	126,346
	2018	730,000	1,788,510	146,000	—	2,664,510
	2017	730,000	1,788,509	146,000	—	2,664,509

William J. Burns Chief Financial Officer and Principal Accounting Officer	2019	525,000	656,258	164,335	—	1,345,593
	2018	521,154	787,520	63,000	—	1,371,674
	2017	475,000	593,757	66,500	—	1,135,257

Susan E. Ball General Counsel and Secretary	2019	413,077	375,008	131,468	—	919,553
	2018	375,000	375,006	45,000	—	795,006
	2017	375,000	375,026	81,000	—	831,026

Christopher R. Pizzi Senior Vice President and Chief Accounting Officer	2019	350,000	175,005	78,255	4,223	607,483
	2018	341,923	437,512	39,200	—	818,635

Stephen A. Saville Executive Vice President, Operations	2019	305,962	322,500	144,212	44,654	817,328

Buffy S. White President, Workforce Solutions And Services	2019	392,308	210,000	186,128	84,486	872,922
	2018	347,308	210,000	37,800	—	595,108

(1)	On February 1, 2019, the Company eliminated the Chief Operating Officer role and Mr. Burns reverted to his prior Chief Financial Officer position. On February 1, 2019, the Company appointed Mr. Pizzi as its Senior Vice President and Chief Accounting Officer. Prior to that, Mr. Pizzi held the Chief Financial Officer position.
(2)	Amounts in this column reflect the aggregate grant date fair value of awards of restricted stock and Performance-based Share Awards granted under our 2017 Omnibus Incentive Plan and computed in accordance with ASC Topic 718. The grant date fair value of the Performance-based Share Awards is based on the probable outcome of the performance conditions as of the grant date, in accordance with Item 402 of Regulation S-K. The aggregate grant date fair value per share of stock awards granted on March 31, 2019, was $7.03, and $7.50 per share of stock awards granted on April 15, 2019 to Mr. Saville. The fair value of awards at the maximum level of achievement for performance awards for Fiscal 2019 was as follows: Mr. Clark, $2,382,207; Mr. Burns, $689,074; Ms. Ball, $393,764; Mr. Pizzi, $183,757; Mr. Saville, $338,625; and Ms. White, $220,503. Further information regarding the Fiscal 2019 awards is included in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2019 Year-End” tables later in this proxy statement. See Note 15 of the notes to our consolidated financial statements contained in our 2019 Annual Report on Form 10-K filed on March 5, 2020 for a discussion of all assumptions made by us in determining the values of equity awards.
(3)	The “All Other Compensation” column consists of relocation expenses for Ms. White and Mr. Saville of $57,015 and $33,000, respectively in Fiscal 2019; and reimbursement of related taxes for Ms. White and Mr. Saville of $24,707 and $11,654. In addition, “All Other Compensation” includes 401K employer matching contributions of Mr. Pizzi and Ms. White of $4,223 and $2,764, respectively, in Fiscal 2019.
(4)	Mr. Grubbs retired from the Company on January 15, 2019.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes equity and non-equity incentive plan awards granted to our NEOs during Fiscal 2019.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number Of Shares Of Stock Or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Committee Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin C. Clark	3/31/19	3/11/19	165,000	825,000	1,485,000	—	—	—	—	—
	3/31/19	3/11/19	—	—	—	16,137	80,682	96,819	—	567,195
	3/31/19	3/11/19	—	—	—	—	—	—	242,044	1,701,569
William J. Grubbs(5)	3/31/19	3/11/19	—	—	—	—	—	—	—	—
	3/31/19	3/11/19	—	—	—	—	—	—	—	—
	3/31/19	3/11/19	—	—	—	—	—	—	—	—
William J. Burns	3/31/19	3/11/19	73,500	367,500	661,500	—	—	—	—	—
	3/31/19	3/11/19	—	—	—	4,668	23,338	28,006	—	164,066
	3/31/19	3/11/19	—	—	—	—	—	—	70,013	492,192
Susan E. Ball	3/31/19	3/11/19	58,800	294,000	529,200	—	—	—	—	—
	3/31/19	3/11/19	—	—	—	2,668	13,336	16,004	—	93,752
	3/31/19	3/11/19	—	—	—	—	—	—	40,008	281,256
Christopher R. Pizzi	3/31/19	3/11/19	35,000	175,000	315,000	—	—	—	—	—
	3/31/19	3/11/19	—	—	—	1,245	6,224	7,469	—	43,755
	3/31/19	3/11/19	—	—	—	—	—	—	18,670	131,250
Stephen A. Saville	4/15/19	3/11/19	64,500	322,500	580,500	—	—	—	—	—
	4/15/19	3/11/19	—	—	—	2,150	10,750	12,900	—	80,625
	4/15/19	3/11/19	—	—	—	—	—	—	32,250	241,875
Buffy S. White	3/31/19	3/11/19	56,000	280,000	504,000	—	—	—	—	—
	3/31/19	3/11/19	—	—	—	1,494	7,468	8,962	—	52,500
	3/31/19	3/11/19	—	—	—	—	—	—	22,404	157,500
(1)	Constitutes threshold, target, and maximum award opportunities for our NEOs under the Company’s annual cash incentive program, as described in the Compensation Discussion and Analysis contained herein.
(2)	Constitutes threshold, target, and maximum number of shares related to the Performance-based Share Awards (PSAs) granted to the NEOs for Fiscal 2019. PSAs have a three-year performance period ending on March 31, 2022. The PSAs provide for the issuance of a number of shares after the three-year performance period based on the level of attainment of cumulative Adjusted EBITDA (a non-GAAP financial measure) (weighted 75%) and Adjusted EBITDA Margin (weighted 25%) at the end of the three-year period as discussed above. Any shares issued under the PSAs would vest on or about March 31, 2022.
(3)	All other stock awards include restricted stock awards granted to the NEOs for Fiscal 2019, as described in the Compensation Discussion and Analysis contained herein. All of the restricted stock awards provide for vesting of 33 and 1/3% of the award on each of the first, second and third anniversaries of the grant date, subject to the NEO’s continued employment through the vesting date.
(4)	Grant date fair value of each equity award, computed in accordance with ASC Topic 718. The grant date fair value of the Performance-based Share Awards is based on the probable outcome of the performance conditions as of the grant date. Refer to the footnotes to the Summary Compensation Table above.
(5)	Mr. Grubbs retired from the Company on January 15, 2019. Pursuant to his retirement agreement, the Company accelerated the vesting date on his outstanding restricted share awards to the date of his retirement. Pursuant to the Company’s policy and applicable plans, his unearned performance equity awards were forfeited.

OUTSTANDING EQUITY AWARDS AT 2019 YEAR-END

The following table summarizes the outstanding equity awards as of December 31, 2019 held by our NEOs.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Kevin C. Clark	3/31/2019	242,044	2,812,551	80,682	937,525

William J. Grubbs(4)	3/31/2019	—	—	—	—

William J. Burns	3/31/2017	6,891	80,073	20,674	240,232
	3/31/2018	23,625	274,523	35,442	411,836
	3/31/2019	70,013	813,551	23,338	271,188

Susan E. Ball	3/31/2017	4,353	50,582	13,058	151,734
	3/31/2018	11,250	130,725	16,877	196,111
	3/31/2019	40,008	464,893	13,336	154,964

Christopher R. Pizzi	3/31/2017	2,763	32,106	3,065	35,615
	3/31/2018	13,125	152,513	19,690	228,798
	3/31/2019	18,670	216,945	6,224	72,323

Stephen A. Saville	4/15/2019	32,250	374,745	10,750	124,915

Buffy S. White	3/31/2017	1,846	21,451	5,537	64,340
	3/31/2018	6,300	73,206	9,451	109,821
	3/31/2019	22,404	260,334	7,468	86,778
(1)	Awards vest in three equal installments on the anniversary of the grant date, provided that the officer continues to be employed with us through each vesting date.
(2)	Market value of shares is measured by reference to the Company’s closing stock price as of December 31, 2019 of $11.62.
(3)	Performance-based Share Awards (PSAs), if earned, provide for the issuance of a number of shares after a three-year performance period. The amounts reflected in the table assume that all goals under the Performance-based Share Awards will be achieved at the target level. The amounts indicated are not necessarily indicative of the amounts that may be realized by our NEOs.
(4)	Mr. Grubbs retired from the Company on January 15, 2019 and, pursuant to the Company’s policy and applicable plans, his unearned performance equity awards were forfeited.

OPTION EXERCISES AND STOCK VESTED IN 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kevin C. Clark	—	—	—	—
William J. Grubbs	—	—	141,640	1,230,852
William J. Burns	—	—	24,383	171,412
Susan E. Ball	5,625	40,612	13,340	93,780
Christopher R. Pizzi	—	—	10,531	74,033
Stephen A. Saville	—	—	—	—
Buffy S. White	—	—	4,996	35,122
(1)	The value realized upon the exercise of the stock options represents the number of options multiplied by the difference between the closing stock price of our common stock on the date of the exercise and the exercise price of the options.
(2)	Value realized upon vesting of the stock awards represents the total number of shares vested multiplied by the closing price on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION 2019

Name	Executive Contribution in Last FY ($)(a)(1)	Registrants Contributions in Last FY ($)(b)	Aggregate Earnings in Last FY ($)(c)	Aggregate Withdrawals/ Distributions ($)(d)	Aggregate Balance at Last FYE ($)(e)(2)(3)
Kevin C. Clark	—	—	—	—	—
William J. Grubbs	—	—	—	—	—
William J. Burns	—	—	—	—	—
Susan E. Ball	—	—	—	—	—
Christopher R. Pizzi	29,077	—	2,813	—	31,890
Stephen A. Saville	—	—	—	—	—
Buffy S. White	9,450	—	13,897	—	68,340
(1)	Includes aggregate deferred cash compensation in Fiscal 2019.
(2)	Amounts in column (a) are included in the NEOs compensation for 2019 as reflected in the Summary of Compensation Table on page 32. On a cumulative basis, $29,077 and $59,527 for Mr. Pizzi and Ms. White, respectively, have been reported as compensation to the NEO on the Summary of Compensation Table, and, for Ms. White, on prior Company proxy statements, and are included in column (e).
(3)	A description of the Nonqualified Deferred Compensation Plans is set forth in the Compensation Discussion and Analysis.

Potential Payments Upon Termination or Change in Control

The tables below describe and estimate the amounts and benefits that our NEOs would have been entitled to receive upon a change of control or a termination of their employment in certain circumstances, assuming such events occurred as of December 31, 2019 (based on the plans and arrangements in effect on such date). Where applicable, the amounts payable assume an $11.62 fair value of our Common Stock (the closing price on December 31, 2019). The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would have received in such circumstances. The tables exclude (i) compensation amounts accrued through December 31, 2019 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (ii) vested account balances under our retirement plans that are generally available to all of our salaried employees. In addition, where applicable, the Cash Payment amounts include the actual amount paid to the NEOs for 2019, since the hypothetical termination or change of control date is the last day of the fiscal year for which the bonus is to be determined. Mr. Grubbs retired in January 2019 and was not eligible to receive severance upon a change in control during 2019.

Mr. Kevin C. Clark:	Non-Change of Control Termination without Cause or for Good Reason ($)(1)		Termination for Cause or Resignation without Good Reason ($)	Change of Control Termination without Cause or for Good Reason ($)		Change of Control without Termination ($)
Cash Payment	3,300,000	(7)	—	3,300,000	(7)	—
Health and Life Insurance Benefits	1,632	(8)	—	1,632	(8)	—
Acceleration of Equity Awards	3,750,076	(2)	—	3,750,076	(2)	3,750,076	(2)
Total Termination Benefits:	7,051,708		—	7,051,708		3,750,076
William J. Burns:	Non-Change of Control Termination without Cause ($)(1)		Termination for Cause or Resignation ($)	Change of Control Termination without Cause or for Good Reason ($)		Change of Control without Termination ($)
Cash Payment	525,000	(11)	—	1,785,000	(7)	—
Health and Life Insurance Benefits	14,421	(11)	—	28,842	(8)	—
Acceleration of Equity Awards	—		—	2,091,402	(2)	2,091,402	(2)
Total Termination Benefits:	539,421		—	3,905,244		2,091,402
Susan E. Ball:	Non-Change of Control Termination without Cause ($)		Termination for Cause or Resignation ($)(3)	Change of Control Termination without Cause or for Good Reason ($)(4)(5)		Change of Control without Termination ($)
Cash Payment	137,308	(6)	—	1,428,000	(7)	—
Health and Life Insurance Benefits	—		—	21,668	(8)	—
Acceleration of Equity Awards	—		—	1,149,009	(2)	1,149,009	(2)
Total Termination Benefits:	137,308		—	2,598,677		1,149,009
Christopher R. Pizzi:	Non-Change of Control Termination without Cause ($)		Termination for Cause or Resignation ($)(3)	Change of Control Termination without Cause or for Good Reason ($)(4)(5)		Change of Control without Termination ($)
Cash Payment	33,654	(6)	—	525,000	(9)	—
Health and Life Insurance Benefits	—		—	14,298	(10)	—
Acceleration of Equity Awards	—		—	738,300	(2)	738,300	(2)
Total Termination Benefits:	33,654		—	1,277,598		738,300

Stephen A. Saville:	Non-Change of Control Termination without Cause ($)(1)		Termination for Cause or Resignation ($)(3)	Change of Control Termination without Cause or for Good Reason ($)(4)(5)		Change of Control without Termination ($)
Cash Payment	430,000	(12)	—	752,500	(9)	—
Health and Life Insurance Benefits	—		—	14,364	(10)	—
Acceleration of Equity Awards	—		—	499,660	(2)	499,660	(2)
Total Termination Benefits:	430,000		—	1,266,524		499,660
Buffy S. White:	Non-Change of Control Termination without Cause ($)(1)		Termination for Cause or Resignation ($)(3)	Change of Control Termination without Cause or for Good Reason ($)(4)(5)		Change of Control without Termination ($)
Cash Payment	400,000	(12)	—	680,000	(9)	—
Health and Life Insurance Benefits	—		—	326	(10)	—
Acceleration of Equity Awards	—		—	615,930	(2)	615,930	(2)
Total Termination Benefits:	400,000		—	1,296,256		615,930
(1)	“Cause” is generally defined under Mr. Clark’s employment agreement as: (i) an act or acts of fraud or dishonesty which results in the personal enrichment of him or another person or entity at the expense of the Company; (ii) his admission, confession, pleading of guilty or nolo contendere to, or conviction of (x) any felony (other than third degree vehicular infractions), or (y) of any other crime or offense involving misuse or misappropriation of money or other property; (iii) his knowing, intentional and material breach of the Company’s Code of Conduct for Senior Officers; or (iv) his gross negligence or willful misconduct with respect to his duties that results in material harm to the Company.

“Cause” is generally defined under Mr. Burns’ employment agreement as: (i) an act or acts of fraud or dishonesty which results in the personal enrichment of him or another person or entity at the expense of the Company; (ii) admission, confession, pleading of guilty or nolo contendere to, or conviction of (x) any felony (other than third degree vehicular infractions), or (y) of any other crime or offense involving misuse or misappropriation of money or other property; (iii) continued material breach of the Company’s Code of Conduct or any obligations under the employment agreement for 30 days after the Company has given notice thereof in reasonable detail, if such breach has not been cured by him during such period; or (iv) gross negligence or willful misconduct with respect to his/her duties or gross misfeasance of office.

“Cause” is generally defined under Mr. Saville’s offer letter and Ms. White’s agreements as: (i) an act or acts of fraud or dishonesty which results in the personal enrichment of him/her or another person or entity at the expense of the Company; (ii) pleading of guilty or nolo contendere to, or conviction of (x) any felony (other than third degree vehicular infractions), or (y) of any other crime or offense involving misuse or misappropriation of money or other property; (iii) knowing, intentional and material breach of the Company’s Code of Conduct for Senior Officers; or (iv) gross negligence or willful misconduct with respect to his/her duties or gross misfeasance of office that results in material harm to the Company.

“Good Reason” is generally defined under Mr. Clark’s employment agreement as, without his written consent, the occurrence of any of the following events that are not cured by the Company within 30 days of written notice specifying the occurrence such Good Reason event, which notice will be given to the Company within 90 days after the occurrence of the Good Reason event: (i) a material diminution in his then authority, duties or responsibilities; (ii) a material diminution in his compensation components; (iii) a relocation of his principal business location to a location more than 25 miles outside of Boca Raton, Florida; or (iv) any material breach of the employment agreement by the Company.

“Good Reason” is generally defined under Mr. Burns’ employment agreement as, without his written consent, the occurrence of any of the following events that are not cured by the Company within 30 days of written notice specifying the occurrence such Good Reason event, which notice will be given to the Company within 90 days after the occurrence of the Good Reason event: (i) a material diminution in his then authority, duties or responsibilities; (ii) a material diminution in his Base Salary; (iii) a relocation of his principal business location to a location more than 50 miles outside of Boca Raton, Florida; or (iv) any material breach of the employment agreement by the Company.

“Good Reason” is generally defined under both Mr. Saville’s offer letter as well as Ms. White’s agreements as, without his written consent, the occurrence of any of the following events that are not cured by the Company within 30 days of written notice specifying the occurrence such Good Reason event, which notice will be given to the Company within 90 days after the occurrence of the Good Reason event: (i) a material diminution in his/her then authority, duties or responsibilities or assignment of duties that are inconsistent with his/her status, title or position; (ii) a material diminution in his/her base salary or other compensation components; (iii) a relocation of his principal business location to a location more than 50 miles outside of Boca Raton, Florida; or (iv) any material breach of the employment agreement by the Company.

(2)	Represents the value of unvested restricted stock that would accelerate and vest on a change in control (as defined in the 2017 Omnibus Incentive Plan). The value is calculated by multiplying the number of shares of restricted stock that accelerate by the per share closing price of the Common Stock on December 31, 2019 of $11.62. Awards issued on or after June 20, 2014 do not vest on change in control except at discretion of Committee. The above table assumes that all awards will vest upon a change in control.
(3)	“Cause” is generally defined under our general severance pay policy as: (i) an NEO engaging in actions that are injurious to us (monetarily or otherwise) or (ii) an NEO’s conviction for any felony or any criminal violation involving dishonesty or fraud.
(4)	Under the Severance Policy “cause” is as defined under an NEO’s employment agreement with us, but if the NEO does not have an employment agreement with us that defines “cause,” then “cause” is defined as termination due to an NEO’s insubordination, dishonesty, fraud, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for us or an affiliate as determined by the Compensation Committee of the Board of Directors in its sole discretion; or (ii) in the case where there is an employment agreement, or similar agreement, in effect between us or an affiliate and the NEO at the termination date that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement that conditions “cause” on occurrence of a change of control, such definition of “cause” shall not apply until a change of control actually takes place and then only with regard to a termination thereafter. Notwithstanding the foregoing, an NEO shall be deemed to be terminated for “Cause” if the NEO: (i) breaches the terms of any agreement between the Company or an affiliate and the NEO including, without limitation, an employment agreement or non-competition agreement or (ii) discloses to anyone outside the Company or its affiliates, or uses in other than the Company’s or its affiliates’ business, without written authorization from the Company, any confidential information or proprietary information, relating to the business of the Company or its affiliates acquired by the NEO prior to the termination date.
(5)	“Good reason” (called an “involuntary termination” under the Severance Policy) is generally defined under the Severance Policy as: (i) without the Employee’s express written consent, a significant reduction of the Employee’s duties, position or responsibilities relative to the NEO’s duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the NEO from such position, duties and responsibilities, unless the NEO is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity shall not constitute an “Involuntary Termination”; (ii) a reduction by the Company of the NEO’s base salary as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of employee benefits to which the NEO is entitled immediately prior to such reduction with the result that the NEO’s overall benefits package is materially reduced (unless such reduction is applicable to all employees); or (iv) without the NEO’s express written consent, the relocation of the NEO to a facility or a location more than thirty-five (35) miles from his or her current location.
(6)	Represents one week’s base salary for each full year of continuous service with us.

(7)	Represents two times the sum of base salary and target bonus. The severance benefits payable under the Severance Policy are subject to reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax. Severance payments are paid pro-ratably over one year in accordance with the Company’s normal payroll practices starting 60 days after separation from service.
(8)	Represents two years of continued health and life insurance benefits, paid in accordance with the Company’s normal practices.
(9)	Represents the sum of base salary plus target bonus, paid pro-ratably over one year in accordance with the Company’s normal payroll practices. The severance benefits payable under the Severance Policy are subject to reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax.
(10)	Represents one year of continued health and life insurance benefits, paid in accordance with the Company’s normal practices.
(11)	Represents the sum of one year base salary and one year of benefits for Mr. Burns, paid pro-ratably over one year in accordance with the Company’s normal payroll practices.
(12)	Represents one year of base salary for Mr. Saville and Ms. White, paid pro-ratably over one year in accordance with the Company’s normal payroll practices.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our “median” paid employee and the annual total compensation of Kevin C. Clark, our President and Chief Executive Officer (“CEO”).

For purposes of determining our pay ratio for Fiscal 2019, the median of the annual total compensation of all employees of our company (other than our CEO) was $25,080 and the annualized total compensation of our CEO was $3,462,679. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees for 2019 was 138 to 1.

The methodology and material assumptions, adjustments, and estimates used to identify our median employee for this purpose were as follows:

We determined that, as of October 7, 2019, our employee population, including our full-time, part-time and temporary employees, consisted of approximately 10,066 individuals, with 9,849 of these individuals located in the U.S. and 217 individuals located outside the U.S. Under SEC rules, which provide an exemption for a de minimis number of employees located outside of the U.S., we excluded 217 employees located in India from this employee population. For purposes of determining our pay ratio, our designated employee population included a total of 9,849 U.S. employees and 0 non-U.S. employees.

To identify the median employee, we used total cash compensation as our consistently applied compensation measure. For new employees, who were hired in Fiscal 2019 but did not work for the company for the entire fiscal year, compensation was annualized for the full year and compensation for part-time employees was annualized but not converted into a full-time equivalent. We did not make any cost-of-living adjustments in identifying the median employee. Using this methodology, we determined our median employee based on the actual cash compensation, consisting of salary, overtime pay, bonus and commissions, and other cash earnings, paid to each employee in the identified employee population for the period from January 1, 2019 through December 31, 2019.

Once we identified our median employee, the employee’s total compensation for 2019 was determined in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation amount reported above. With respect to our CEO’s annual total compensation, we used the amount reported in the Total column in the Summary Compensation Table of this proxy statement.

We believe the above pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules and guidance.

RELATED PARTY TRANSACTIONS

On an ongoing basis, the Audit Committee reviews all “related party transactions” (those transactions that are required to be disclosed in this proxy statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, including the Company’s internal controls, the quality of its financial reporting and the independence and performance of the Company’s independent registered public accounting firm. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.crosscountryhealthcare.com.

Management has the primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with U.S. generally accepted accounting principles, as well as expresses an opinion on the effectiveness of internal control over financial reporting, and discusses with us any issues they believe should be raised with us.

The Audit Committee reviewed the Company’s unaudited financial statements for each calendar quarter of 2019 as well as the Company’s audited financial statements for the 2019 fiscal year and reviewed and discussed the financial statements with management and Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm. Management has represented to us that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

We have received from D&T the written disclosures and the letter required by Rule 3526 of Public Company Accounting Oversight Board (“PCAOB”), “Communication with Audit Committee Concerning Independence” and discussed with D&T its independence from the Company and its management. The Audit Committee also discussed with D&T any matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees”.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

THE AUDIT COMMITTEE

W. Larry Cash, Chairman Gale Fitzgerald, Member Darrell S. Freeman, Sr., Member Richard M. Mastaler, Member

PROPOSAL I

ELECTION OF EIGHT DIRECTORS TO THE COMPANY’S BOARD OF DIRECTORS

The election of the following eight directors to our Board of Directors to hold office until the next Annual Meeting or until their successors are duly elected and qualified:

W. Larry Cash

Kevin C. Clark

Thomas C. Dircks

Gale Fitzgerald

Darrell S. Freeman, Sr.

Dr. Janice E, Nevin, M.D., MPH

Mark Perlberg

Joseph A. Trunfio, Ph.D.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL I.

PROPOSAL II

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended December 31, 2019 was Deloitte & Touche LLP (“D&T”). D&T’s fees for services rendered during the fiscal years ended December 31, 2019 and December 31, 2018 are set forth below.

Members of D&T are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

	2019	2018
Audit Fees	$1,710,000	$1,743,000
Audit-Related Fees	242,613	112,635
Tax Fees	10,500	—
All Other Fees	1,895	1,895
Total	$1,965,008	$1,857,530

Audit Fees consist of the fees billed for professional services rendered in connection with our annual audit and review of the financial statements included in our quarterly reports and services that are provided in connection with statutory and regulatory filings or engagements. Audit Fees for 2019 and 2018 included three quarterly reviews for each year. This category also includes: fees for comfort letters, consents, assistance with and review of documents filed with the Commission, Section 404 attestation services, work done by tax professionals in connection with the audit or quarterly review, and accounting consultations billed as audit services, as well as other accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards.

Audit-Related Fees consist of the fees for assurance and related services (due diligence services related to mergers and acquisitions) that are reasonably related to the performance of the audit and review of our financial statements and are not reported under Audit Fees.

Tax Fees consist of services rendered for tax compliance, advice and planning.

All Other Fees consist of subscription fees for a D&T’s accounting research tool.

All of the fees described above were approved by the Audit Committee or the Chairman of the Audit Committee in advance, as allowed by the Audit Committee charter. The Audit Committee has considered, and is satisfied that, the provision of the services provided by D&T represented under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining the principal accountants’ independence.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

It is the Company’s policy that the Audit Committee pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year. The Chairman of the Audit Committee has been vested with the authority to approve or pre-approve services to be provided by the independent auditors when expedition of services is necessary, provided that the Chairman reports any approval or pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee is prohibited from delegating its responsibility to pre-approve services of the independent auditor to management. None of the services of the independent auditors were approved by the Audit Committee pursuant to a waiver of the Commission’s rules regarding pre-approval.

Recommendations

The Audit Committee deems the ratification of the appointment of D&T as our independent registered public accounting firm to be in the best interest of the Company and its stockholders and recommends that holders of the Common Stock vote FOR Proposal II.

The affirmative vote of holders of a majority of shares represented at the Annual Meeting, in person or by proxy and entitled to vote is required for the appointment of the Audit Committee’s selection of D&T as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL II.

PROPOSAL III

APPROVAL OF THE CROSS COUNTRY HEALTHCARE, INC. 2020 OMNIBUS INCENTIVE PLAN,
(EFFECTIVE MAY 19, 2020)

Introduction

Our stockholders are being asked to approve the Cross Country Healthcare, Inc. 2020 Omnibus Incentive Plan (the “2020 Omnibus Incentive Plan”). The 2020 Omnibus Incentive Plan would replace the 2017 Omnibus Incentive Plan and would apply to awards granted to employees, consultants and non-employee directors on or after the date of the Annual Meeting. On March 24, 2020, the Board approved the 2020 Omnibus Incentive Plan, subject to, and to be effective upon, stockholder approval at the Annual Meeting (the date of such approval is referred to below as the “Effective Date”). If the 2020 Omnibus Incentive Plan is approved by our stockholders, the remaining shares under the 2017 Omnibus Incentive Plan will be cancelled and no further awards will be granted under the 2017 Omnibus Incentive Plan. If the 2020 Omnibus Incentive Plan is not approved by our stockholders, the Company will continue to grant awards under the 2017 Omnibus Incentive Plan. Currently, the 2017 Omnibus Incentive Plan is the only equity plan under which we grant awards, and, if approved by our stockholders, the 2020 Omnibus Incentive Plan will be the only equity plan under which we grant awards in the future.

Under the 2020 Omnibus Incentive Plan, the aggregate share reserve will be 3,000,000 shares. The remaining shares under the 2017 Omnibus Incentive Plan will not be sufficient for long-term incentives expected to be awarded in future years and if the 2020 Omnibus Incentive Plan is approved by our stockholders, the remaining shares under the 2017 Omnibus Incentive Plan will be cancelled. The Board believes that it is important that a significant portion of the compensation for our key employees, consultants, officers and non-employee directors consist of performance-based pay in order to encourage the enhancement of stockholder value by fostering long-term commitment to the benefit of our stockholders and to bolster the motivational effect of overall pay packages to attract and retain the services of key individuals essential to our long-term growth and financial success. The Board believes that the adoptions of the 2020 Omnibus Incentive Plan is necessary to ensure that a sufficient reserve of common stock remains available for issuance to allow us to continue to utilize equity incentives. If the 2020 Omnibus Incentive Plan is not approved by our stockholders, we may be unable to maintain our current new hire and equity grant practices, which would put us at a significant disadvantage in attracting and retaining talent. In addition, we would be compelled to replace equity incentive awards, which would not align the interest of our executives and employees with the Company’s stockholders.

The 2020 Omnibus Incentive Plan generally mirrors the terms of the 2017 Omnibus Incentive Plan except as noted below and includes key provisions designed to protect stockholder interests, promote effective corporate governance and reflect use of corporate governance best practices. These provisions will include, without limitation:

•	No Discounted Options or SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
•	No Repricing/Buyout of Options or SARs. The 2020 Omnibus Incentive Plan does not allow for the repricing of stock options and SARs, including the replacement of outstanding stock options and SARs with options or SARs with a lower exercise price, and expressly prohibits the cancellation, conversion, exchange, replacement, buyout or surrender of stock options and SARs in exchange for cash, other awards, stock options or SARs with an exercise price that is equal to or less than the exercise price of the original stock options or SARs without stockholder approval.
•	No Share Recycling for Net Exercises, Tax Withholding or Net Settlement of SARs. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the 2020 Omnibus Incentive Plan, nor do shares that were not settled in shares with respect to SARs.

•	No Evergreen Provision. The 2020 Omnibus Incentive Plan does not contain an “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the 2020 Omnibus Incentive Plan are automatically replenished.
•	No Automatic Grants. The 2020 Omnibus Incentive Plan does not provide for automatic grants to any participant.
•	Dollar Limit on Compensation Paid to Non-Employee Directors: To more closely align with our peer group company policies on compensation paid to non-employee directors and general corporate governance best practices, the 2020 Omnibus Incentive Plan includes an annual dollar limit of $350,000 on the grant date fair value of awards granted to non-employee directors. In addition to this dollar limit, the otherwise applicable share limits on awards to non-employee directors that previously applied in the 2017 Omnibus Incentive Plan, will continue to apply under the 2020 Omnibus Incentive Plan.
•	The 2020 Omnibus Plan also includes certain changes from the 2017 Omnibus Incentive Plan to reflect developments in applicable law and equity compensation practices.

The affirmative vote of the holders of at least a majority of the outstanding shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 2020 Omnibus Incentive Plan. The Board of Directors recommends that the stockholders vote “for” the approval of the 2020 Omnibus Incentive Plan.

Description of the 2020 Omnibus Incentive Plan

The following description of the 2020 Omnibus Incentive Plan is a summary and is qualified in its entirety by reference to the 2020 Omnibus Incentive Plan, a copy of which is attached as Appendix A to this proxy statement.

The purpose of the 2020 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling us to offer eligible employees, consultants and non-employee directors’ incentive awards to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

Administration. The 2020 Omnibus Incentive Plan is administered by a committee (the “Committee”), which consists of two or more non-employee directors, each of whom is intended to be (i) a non-employee director as defined in Rule 16b-3 of the Exchange Act, and (ii) an independent director as defined under Nasdaq Listing Rule 5605(a)(2). Currently, the Compensation Committee serves as the Committee.

To the extent permitted by the 2020 Omnibus Incentive Plan, the Committee has full authority to administer and interpret the 2020 Omnibus Incentive Plan, to grant awards under the 2020 Omnibus Incentive Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine, in accordance with the terms of the 2020 Omnibus Incentive Plan, the number of shares of Common Stock to be covered by each award and to make all other determinations in connection with the 2020 Omnibus Incentive Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable. The terms and conditions of individual awards will be set forth in written agreements that are consistent with the terms of the 2020 Omnibus Incentive Plan.

No awards may be granted under the 2020 Omnibus Incentive Plan after March 24, 2030. Awards granted prior to such date, however, may extend beyond such date and the provisions of the 2020 Omnibus Incentive Plan will continue to apply thereto.

Eligibility and Types of Awards. All of our employees, consultants and non-employee directors are eligible to be granted nonqualified stock options, SARs, performance shares, restricted stock and other stock-based awards. Performance-based cash awards and other awards denominated in cash may also be granted under the 2020 Omnibus Incentive Plan. In addition, our employees and employees of our affiliates that qualify as subsidiaries or parent corporations (as defined under Section 424 of the Code) are eligible to be granted incentive stock options under the 2020 Omnibus Incentive Plan. Employees, consultants and non-employee directors are selected for participation in the 2020 Omnibus Incentive Plan by the Committee.

Unless otherwise determined by the Committee at grant, awards granted under the 2020 Omnibus Incentive Plan are subject to termination or forfeiture if the recipient engages in Detrimental Activity (as defined in the 2020 Omnibus Incentive Plan) prior to the exercise of, or during the one year period after any vesting or exercise of the award.

Awards granted under the 2020 Omnibus Incentive Plan will be subject to a minimum one-year vesting schedule. “Full value awards” (e.g., restricted stock) granted to employees and consultants will be subject to a minimum one-year vesting schedule for performance-based awards and a vesting schedule of no fewer than three equal annual installments on the first and, second and third anniversaries of the grant date for time-based awards. “Appreciation awards” (e.g., stock options and SARs) granted to employees and consultants will be subject to a vesting schedule of no fewer than three equal annual installments on the first, second and third anniversaries of the grant date. Awards granted to non-employee directors will be subject to a minimum one-year vesting schedule, but for awards granted to non-employee directors in conjunction with an annual meeting of stockholders, the one-year requirement will be deemed satisfied if the vesting date is on or after the next annual meeting of the stockholders, so long as such next meeting is at least 50 weeks after the grant date. However, accelerated vesting will be permitted in certain limited events (such as death, disability, retirement or change in control), and a more generous vesting schedule is permitted with respect to up to 5% of the aggregate share reserve. Dividends or dividend equivalents paid on awards will be subject to the same vesting and payout requirements as the underlying award.

Available Shares. The aggregate number of shares of Common Stock that may be issued or used for reference purposes under the 2020 Omnibus Incentive Plan or with respect to which awards may be granted may not exceed 3,000,000 shares, which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. In general, if awards under the 2020 Omnibus Incentive Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards will again be available for the grant of awards under the 2020 Omnibus Incentive Plan. The number of shares of Common Stock available for awards under the 2020 Omnibus Incentive Plan will be reduced by (i) the total number of stock options or SARs exercised, regardless of whether any of the shares of Common Stock underlying such awards are not actually issued to the participant as the result of a net settlement, and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any award. In addition, the Company may not use the cash proceeds it receives from stock option exercises to repurchase shares of Common Stock on the open market for reuse under the 2020 Omnibus Incentive Plan. Awards that may be settled solely in cash will not be deemed to use any shares of Common Stock which may be issued under the 2020 Omnibus Incentive Plan.

The maximum number of shares of Common Stock with respect to which any stock option, SAR or shares of restricted stock that are subject to the attainment of specified performance goals may be granted under the 2020 Omnibus Incentive Plan during any fiscal year to any eligible employee or consultant will be 300,000 shares (per type of award). The total number of shares of Common Stock with respect to all awards that may be granted under the 2020 Omnibus Incentive Plan during any fiscal year to any eligible employee or consultant will be 600,000 shares. There are no annual limits on the number of shares of Common Stock with respect to an award of restricted stock that are not subject to the attainment of specified performance goals to eligible employees or consultants. The maximum number of shares of Common Stock with respect to any award of performance shares to an eligible employee or consultant during any fiscal year is 250,000 shares. The maximum number of shares of Common Stock with respect to which any stock option (other than incentive stock options), SAR, performance share or other stock-based award that may be granted under the 2020 Omnibus Incentive Plan during any fiscal year to any non-employee director will be 100,000 shares (per type of award). The total number of shares of Common Stock with respect to all awards that may be granted under the 2020 Omnibus Incentive Plan during any fiscal year to any non-employee director will be 250,000 shares. The aggregate amount of compensation to be paid to any one participant in respect of any performance-based cash award, and granted to such Participant in any one fiscal year, shall not exceed $3,000,000. The aggregate grant date fair value of awards granted under the 2020 Omnibus Incentive Plan to any non-employee director in any calendar year shall not exceed $350,000.

The Committee will adjust the above individual maximum share limitations, the aggregate number of shares of Common Stock available for the grant of awards and the exercise price of an award to reflect certain changes in our capital structure or business by reason of certain corporate transactions or events.

Awards Under the 2020 Omnibus Incentive Plan. The following types of awards are available under the 2020 Omnibus Incentive Plan:

Stock Options. The Committee may grant nonqualified stock options and incentive stock options (only to eligible employees) to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may not exceed 10 years (or five years in the case of an incentive stock option granted to a 10% stockholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No stock option may have an exercise price less than the fair market value of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value).

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant and the exercisability of such options may be accelerated by the Committee in its sole discretion. Upon the exercise of an option, the participant must make payment of the full exercise price, either (i) in cash, check, bank draft or money order; (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as a may be acceptable to the Committee.

Stock Appreciation Rights (“SARs”). The Committee may grant SARs either with a stock option which may be exercised only at such times and to the extent the related option is exercisable (“Tandem SAR”) or independent of a stock option (“Non-Tandem SAR”). A SAR is a right to receive a payment in common stock or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share of Common Stock subject to a SAR may not be less than fair market value at the time of grant. The Committee may also grant “limited SARs,” either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control (as defined in the 2020 Omnibus Incentive Plan) or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

Restricted Stock. The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock are required to enter into a restricted stock agreement with the Company which states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals are substantially uncertain.

Performance Shares. The Committee may award performance shares. A performance share is the equivalent of one share of Common Stock. The Committee will specify one or more performance criteria to meet within a specified period determined by the Committee at the time of grant. A minimum level of acceptable achievement may also be established by the Committee. If, by the end of the performance period, the recipient has achieved the specified performance goals, he or she will be deemed to have fully earned the performance shares. To the extent earned, the performance shares will be paid to the recipient at the time and in the manner determined by the Committee in cash or shares of Common Stock.

Other Stock-Based Awards. The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units) under the 2020 Omnibus Incentive Plan that are payable in cash or denominated or payable in or valued by shares of Common Stock or factors that influence the value of such shares. The Committee will determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals and/or a minimum vesting period.

Performance-Based Cash Awards. The Committee may make grant of cash awards under the 2020 Omnibus Incentive Plan that are contingent upon the satisfaction of certain pre-established performance criteria that are reached within a specified performance period, each of which, together with any other terms and conditions, will be determined by the Committee in its sole discretion at the time of grant. At the time the performance criteria are established, the Committee will prescribe a formula to determine the maximum or minimum percentages (which may be greater or less than 100%) of the individual target award which may be earned or payable based upon the degree of attainment of the performance criteria during the performance period. The Committee may, in its sole discretion, elect to pay a participant an amount that is less than the participant’s individual target award regardless of the degree of attainment of the performance criteria. The performance criteria for performance-based cash awards will be based on one or more of the performance goals discussed below.

Performance Goals. The Committee may grant awards of restricted stock, performance shares, and other stock based awards subject to objective performance measures. If an award is subject to objective performance measures, the performance goals will be based on criteria determined by the Committee, in its sole discretion.

Performance goals may also be based on individual participant performance goals, as determined by the Committee, in its sole discretion, and may include one or more of the following criteria:

(a)	Earnings per share;
(b)	Operating income;
(c)	Operating profit margin;
(d)	Net income;
(e)	Pre-tax income;
(f)	Cash flow;
(g)	Gross profit;
(h)	Gross profit return on investment;
(i)	Gross margin return on investment;
(j)	Gross margin;
(k)	Working capital;
(l)	Earnings before interest and taxes;
(m)	Earnings before interest, tax, depreciation and amortization;
(n)	Return on equity;
(o)	Return on assets;
(p)	Return on capital;
(q)	Return on invested capital;
(r)	Net revenues;
(s)	Gross revenues;
(t)	Revenue growth;
(u)	Total shareholder return;
(v)	Economic value added;
(w)	Specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

(x)	Fair market value of the shares of the Company’s Common Stock;
(y)	Market share and/or market segment share;
(z)	Growth in value of investment in the Company’s Common Stock assuming the reinvestment of dividends; or
(aa)	Reduction in expenses.

In addition, performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria. Unless otherwise determined by the Committee, such performance goals will disregard all items of gain, loss or expense related to certain events and circumstances, such as changes in accounting methods and corporate transactions (including dispositions and acquisitions).

Change in Control. Unless otherwise determined by the Committee at the time of grant or in a written employment agreement, upon a change in control awards subject to vesting and/or will not automatically vest. Such awards will be, in the discretion of the Committee, (i) assumed and continued or substituted in accordance with applicable law, (ii) purchased by the Company for an amount equal to the excess of the price of the Company’s Common Stock paid in a change in control over the exercise price of the award(s) (or cancelled and extinguished pursuant to the terms of a merger or other purchase agreement), such purchase price not to exceed the fair market value of the common stock at the time of purchase, or (iii) cancelled if the price of the Company’s Common Stock paid in a change in control is less than the exercise price of the award. The Committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

In the event of a merger or consolidation in which the Company is not the surviving corporation or in the event of a transaction that results in the acquisition of all or substantially all of the Company’s Common Stock or assets, the Committee may elect to terminate all outstanding exercisable awards granted under the 2020 Omnibus Incentive Plan, provided that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least 20 days) each participant will have the right to exercise all of his or her exercisable awards in full (without regard to any restrictions on exercisability), contingent on the consummation of such transaction.

Amendment and Termination. Notwithstanding any other provision of the 2020 Omnibus Incentive Plan, the Board of Directors may at any time amend any or all of the provisions of the 2020 Omnibus Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the 2020 Omnibus Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant and, provided further that the approval of our stockholders will be obtained to the extent required by applicable law.

The 2020 Omnibus Incentive Plan also contains express prohibition against repricing stock options and SARs. An outstanding stock option or SAR may not be modified to reduce the exercise price and a stock option or SAR may not be surrendered, cancelled, converted, exchanged, replaced or bought out in exchange for cash, another award or a stock option or SAR with an exercise price that is less than the exercise price of the stock option or SAR unless such action is approved by the stockholders.

Miscellaneous. Awards granted under the 2020 Omnibus Incentive Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Certain U.S. Federal Income Tax Consequences. The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the 2020 Omnibus Incentive Plan are quite technical. Moreover, the applicable statutory provisions are subject to change (possibly with retroactive effect), as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences (state, local and other tax consequences are not addressed below) to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary. The following summary is included for general information only and does not purport to address all the tax considerations that may be relevant. Each recipient of a grant is urged to consult his or her own tax advisor as to the specific tax consequences to such grantee and the disposition of common stock.

Incentive Stock Options. In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either such time. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed on the date of grant until the date three months prior to the date of exercise and such recipient does not sell the common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option or (ii) one year after the date of exercise, a subsequent sale of the common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

To the extent that the aggregate fair market value (determined as of the time of grant) of the common stock with respect to which incentive stock options are exercisable for the first time by an eligible employee during any calendar year under the 2020 Omnibus Incentive Plan and/or any other stock option plan of the Company, any subsidiary or any parent exceeds $100,000, such options will be treated as nonqualified stock options. In addition, if the recipient is not continuously employed on the date of grant until the date three months prior to the date of exercise or a recipient disposes of the common stock acquired upon exercise of the incentive stock option within either of the above-mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of the common stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

Nonqualified Stock Options. A recipient will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the common stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

All Options. With regard to both incentive stock options and nonqualified stock options, the following also apply: (i) any of our officers and directors subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may be subject to special tax rules regarding the income tax consequences concerning their stock options; (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation); and (iii) in the event that the payment, exercisability or vesting of any award is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)), and such payment of an award, either alone or together with any other payments made to certain participants, constitute parachute payments under Code Section 280G, then subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payment.

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its “covered employees” (generally, its chief executive officer, chief financial officer and three other executive officers whose compensation is disclosed in its proxy statement), subject to certain exceptions.

Code Section 409A. Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the 2020 Omnibus Incentive Plan are anticipated to be exempt from the requirements of Code Section 409A, awards that are not exempt are intended to comply with Code Section 409A.

The 2020 Omnibus Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2020 Omnibus Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

New Plan Benefits. The selection of employees and non-employee directors to receive awards under the 2020 Omnibus Incentive Plan will be based upon prospective factors including the nature of the services to be rendered and a participant’s potential contributions to the success of the Company or its affiliates and, accordingly, cannot be determined at this time. Therefore, the actual awards and value of benefits that will be received under the 2020 Omnibus Incentive Plan by any individual or group is not determinable.

Equity Compensation Plan Information. The following table sets forth, as of December 31, 2019, certain information related to our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by security holders	8,000	$5.21	1,487,506
Equity compensation plans not approved by security holders	—	—	—
Total	8,000	$5.21	1,487,506

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR” APPROVAL OF THE
CROSS COUNTRY HEALTHCARE, INC. 2020 OMNIBUS INCENTIVE PLAN
(EFFECTIVE MAY 19, 2020)

PROPOSAL IV

NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 18 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, beginning on page 32, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2020 annual meeting of stockholders:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2020 annual meeting of stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board of Directors has adopted a policy providing for an annual “say-on-pay” advisory vote. Unless the Board of Directors modifies its policy on the frequency of holding “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will occur in 2021.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE SUMMARY COMPENSATION TABLE AND OTHER COMPENSATION TABLES, AND ANY RELATED INFORMATION CONTAINED IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder proposals intended to be included in the Proxy Statement and form of proxy for the Annual Meeting of Stockholders to be held in 2021, in addition to meeting certain eligibility requirements established by the Commission, must be in writing and received by the General Counsel at the Company’s principal executive offices on or prior to December 7, 2020. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy materials is instead a reasonable time before we begin to print and mail our proxy materials. Notice of any stockholder proposal must include various matters as prescribed by the Commission, including a clear and concise description of the proposal, and the reasons for proposing it.

Any stockholder who wishes to propose any business to be considered by the stockholders at the Annual Meeting of Stockholders to be held in 2021, other than a proposal to be included in the Proxy Statement and form of proxy, or who wants to nominate a person for election to our Board of Directors at that meeting, must provide a written notice that sets forth the specified information described in our Amended and Restated Bylaws (the “Bylaws”) concerning the proposed business or nominee. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth on the first page of this Proxy Statement, no later than February 18, 2021. A copy of our Bylaws can be obtained upon request directed to the address set forth on the first page of this proxy statement or are available on our website at www.crosscountryhealthcare.com by choosing the “Investors” link, clicking on the “Corporate Governance” section, and selecting the Bylaws under “View.”

HOUSEHOLDING OF PROXY MATERIALS

The Commission has adopted rules that permit companies and intermediaries to satisfy delivery requirements for notices of Internet availability of proxy materials and, if applicable, proxy statements and annual reports to stockholders, with respect to two or more stockholders sharing the same address by delivering a single copy of the material addressed to those stockholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household notices of Internet availability of proxy materials and, if applicable, annual reports to stockholders and proxy materials, by delivering a single copy of the material to multiple stockholders sharing the same address unless contrary instructions have been received from the affected stockholders.

If a stockholder wishes in the future to receive a separate notice of Internet availability of proxy materials or, if applicable, the annual report to stockholders and proxy statement, or if a stockholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the stockholder should submit a request by telephone or in writing to the stockholder’s broker if the shares are held in a brokerage account or, if the shares are registered in the name of the stockholder, to our transfer agent, Computershare P.O. Box 50500, Louisville, KY 40233. We promptly will send additional copies of the relevant material following receipt of a request for additional copies.

ANNUAL REPORT

The Company has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, or the 2019 Form 10-K, with the Commission which is available free of charge through our Internet website, www.crosscountryhealthcare.com. Stockholders may obtain a printed copy of the 2019 Form 10-K by writing to our Investor Relations department at 5201 Congress Avenue, Suite 100B, Boca Raton, Florida, 33487. In response to such request, we will furnish without charge the 2019 Form 10-K including financial statements, financial schedules and a list of exhibits. A copy of our Annual Report for the year ended December 31, 2019, which includes the 2019 Form 10-K, is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting and who request a 2019 Form 10-K be mailed to them. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference this Proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

By Order of the Board of Directors,

Susan E. Ball
Executive Vice President, General Counsel and Secretary

April 6, 2020

Annex A

Reconciliation of GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide additional financial information that is meaningful and uses these measures to help evaluate operational results and make financial, operating and planning decisions. Management also uses these non-GAAP financial measures as performance measures in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company’s credit facilities in calculating various ratios. We believe these non-GAAP measures should be considered by investors and others when reviewing the Company’s performance.

We use Adjusted EBITDA and Adjusted EPS as supplemental measures to the financial measures we present in accordance with GAAP. These non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. These non-GAAP financial measures are provided for consistency and comparability to prior year results, and management believes they are useful to investors when evaluating the Company’s performance as they exclude certain items that management believes are not indicative of the Company’s operating performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies.

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited. amounts in thousands, except per share data)

	Year Ended December 31,
	2019	2018
Reconciliation of Adjusted EPS(1)
Diluted EPS, GAAP	$(1.61)	$(0.48)
Non-GAAP adjustments - pretax:
Acquisition-related contingent consideration	(0.01)	0.08
Acquisition and integration costs	0.01	0.01
Restructuring costs	0.10	0.08
Legal settlement charges	0.05	—
Impairment charges (excluding rebranding impacts)	0.05	0.63
Rebranding impacts and accelerated amortization	0.48	—
Loss on derivative	0.04	—
Loss on early extinguishment of debt	0.05	—
Applicant tracking system costs	0.06	0.02
Nonrecurring income tax adjustments	0.98	—
Tax impact of non-GAAP adjustments	(0.05)	(0.22)
Adjusted EPS, non-GAAP	$0.15	$0.12
	Year Ended December 31,
	2019	2018
Reconciliation of Adjusted EBITDA(2)
Net (loss) income attributable to common shareholders	$(57,713)	$(16,951)
Interest expense	5,306	5,654
Income tax expense (benefit)	31,732	(2,478)
Depreciation and Amortization	14,075	11,780
Acquisition-related contingent consideration	(110)	2,557
Acquisition and integration costs	311	491
Restructuring costs	3,571	2,758
Legal settlement charges	1,600	—
Impairment charges	16,306	22,423
Loss on derivative	1,284	—
Loss on early extinguishment of debt	1,978	79
Other income, net	(68)	(418)
Equity compensation	3,396	3,575
Applicant tracking system costs	2,030	658
Net income attributable to noncontrolling interest in subsidiary	1,770	1,234
Adjusted EBlTDA	$25,468	$31,362

A-1

(1)	Adjusted EPS. a non-GAAP financial measure, is defined as net (loss) income attributable to common shareholders per diluted share (diluted EPS, GAAP) before the diluted EPS impact of acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges, rebranding impairments and accelerated amortization, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, applicant tracking system costs, and nonrecurring income tax adjustments.
(2)	Adjusted EBITDA, a non-GAAP financial measure, is defined as net (loss) income attributable to common shareholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, other expense (income), net, equity compensation, applicant tracking system costs, and includes net income attributable to noncontrolling interest in subsidiary.

A-2

CROSS COUNTRY HEALTHCARE, INC.

2020 OMNIBUS INCENTIVE PLAN

EFFECTIVE MAY 19, 2020

CROSS COUNTRY HEALTHCARE, INC.

2020 OMNIBUS INCENTIVE PLAN

(Effective May 19, 2020)

ARTICLE I
PURPOSE

The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors incentive awards to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II
DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1    “Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets.

2.2   “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee.

2.3   “Appreciation Award” means any Award under the Plan of any Stock Option, Stock Appreciation Right or Other Stock-Based Award, provided that such Other Stock-Based Award is based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the Fair Market Value of the Common Stock on the date such Other Stock-Based Award is granted.

2.4   “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Share, Other Stock-Based Award or Performance-Based Cash Award. All Awards shall be evidenced by, and subject to the terms of, a written agreement executed by the Company and the Participant. Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

2.5   “Board” means the Board of Directors of the Company.

2.6   “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy from and after the date hereof, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (i) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by a Participant of an illegal act that could cause significant economic injury to the Company; (iii) a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate as determined by the Committee in its sole discretion; or (iv) continuing willful and deliberate failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the

Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.7   “Change in Control” has the meaning set forth in Section 13.2.

2.8   “Change in Control Price” has the meaning set forth in Section 13.1.

2.9   “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.10   “Committee” means a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, (i) to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a “non-employee director” as defined in Rule 16b-3; and (ii) an “independent director” as defined under Nasdaq Listing Rule 5605(a)(2) or such other applicable stock exchange rule. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.11   “Common Stock” means the Common Stock, $0.0001 par value per share, of the Company.

2.12   “Company” means Cross Country Healthcare, Inc., a Delaware corporation, and its successors by operation of law.

2.13   “Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.14   “Detrimental Activity” means:

(a)   disclosing, divulging, furnishing or making available to anyone at any time, except as necessary in the furtherance of Participant’s responsibilities to the Company or any of its Affiliates, either during or subsequent to Participant’s service relationship with the Company or its Affiliates, any knowledge or information with respect to confidential or proprietary information, methods, processes, plans or materials of the Company or any of its Affiliates, or with respect to any other confidential or proprietary aspects of the business of the Company or any of its Affiliate, acquired by the Participant at any time prior to the Participant’s Termination;

(b)   any activity while employed or performing services that results, or if known could reasonably be expected to result, in the Participant’s Termination that is classified by the Company as a termination for Cause;

(c)   (i) directly or indirectly soliciting, enticing or inducing any employee of the Company or of any of its Affiliates to be employed by an person, firm or corporation that is, directly or indirectly, in competition with the business or activities of the Company or any of its Affiliates; (ii) directly or indirectly approaching any such employee for these purposes; (iii) authorizing or knowingly approving the taking of such actions by other persons on behalf of any such person, firm or corporation, or assisting any such person, firm or corporation in taking such action; (iv) directly or indirectly soliciting, raiding, enticing or inducing any person, firm or corporation (other than the U.S. Government or its agencies) who or which is, or at any time from and after the date of grant of the Award was, a customer of the Company or of any of its Affiliates to become a customer for the same or similar products or services that it purchased from the Company or any of its Affiliates, or any other person, firm or corporation, or approaching any such customer for such purpose or authorize or knowingly approving the taking of such actions by any other person; or

(d)   a material breach of any agreement between the Participant and the Company or an Affiliate (including, without limitation, any employment agreement or noncompetition or nonsolicitation or confidentiality agreement). Unless otherwise determined by the Committee at grant, Detrimental Activity shall not be deemed to occur after the end of the one-year period following the Participant’s Termination.

For purposes of subsections (a), (c) and (d) above, the Chief Executive Officer of the Company has the authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

2.15   “Disability” means a disability which would qualify as such under the Company’s long-term disability plan. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, with respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Disability, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.16   “Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity that could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

2.17   “Eligible Employee” means each employee of the Company or an Affiliate.

2.18   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.19   “Exercisable Awards” has the meaning set forth in Section 4.2(d).

2.20   “Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded; or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of the Common Stock as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 422 of the Code or Section 409A of the Code, as applicable. For purposes of the grant of any Award, the applicable date shall be the trading day on which the Award is granted, or if such grant date is not a trading day, the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Company or, if not a day on which the applicable market is open, the next day that it is open.

2.21   “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

2.22   “Full Value Awards” has the meaning set forth in Section 4.4.

2.23   “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries or its Parent (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.24   “Limited Stock Appreciation Right” has the meaning set forth in Section 7.5.

2.25   “Non-Employee Director” means a director of the Company who is not an active employee of the Company or an Affiliate.

2.26   “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.27   “Non-Tandem Stock Appreciation Rights” has the meaning set forth in Section 7.3.

2.28   “Other Extraordinary Event” has the meaning set forth in Section 4.2(b).

2.29   “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, a restricted stock unit or an Award valued by reference to an Affiliate.

2.30   “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.31   “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

2.32   “Performance-Based Cash Award” shall mean a cash Award under Article XI that is payable or otherwise based on the attainment of certain pre-established Performance Goals during a Performance Period.

2.33   “Performance Goal” shall mean the performance goals described on Exhibit A.

2.34   “Performance Period” means each fiscal year of the Company or such other period (as determined by the Committee in its sole discretion) over which the attainment of Performance Goals is measured.

2.35   “Performance Share” means an Award made pursuant to Article IX of the Plan of the right to receive Common Stock or cash of an equivalent value at the end of a specified Performance Period.

2.36   “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.37   “Plan” means this Cross Country Healthcare, Inc. 2020 Omnibus Incentive Plan, as amended from time to time.

2.38   “Reference Stock Option” has the meaning set forth in Section 7.1.

2.39   “Restricted Stock” means a share of Common Stock issued under the Plan that is subject to restrictions under Article VIII.

2.40   “Restriction Period” has the meaning set forth in Section 8.3(a).

2.41   “Retirement” means a voluntary Termination of Employment or Termination of Consultancy at or after age 65 or such earlier date after age 50 as may be approved by the Committee, in its sole discretion, at the time of grant, or thereafter, except that Retirement shall not include any Termination with or without Cause. With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65 or, with the consent of the Board, before age 65 but after age 50.

2.42   “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.43   “Section 409A Covered Award” has the meaning set forth in Section 16.14.

2.44   “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulations thereunder.

2.45   “Section 4.2 Event” has the meaning set forth in Section 4.2(b).

2.46   “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.47   “Stock Appreciation Right” means the right pursuant to an Award granted under Article VII. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for a number of shares of Common Stock and/or cash (as determined by the Committee, in its sole discretion, on the date of grant) equal to the difference between (a) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (b) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive a number of shares of

Common Stock and/or cash (as determined by the Committee, in its sole discretion, on the date of grant) equal to the difference between (i) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (ii) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.48   “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.49   “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.50   “Tandem Stock Appreciation Rights” has the meaning set forth in Section 7.1.

2.51   “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.52   “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.53   “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity that is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.54   “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.55   “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity that is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.56   “Transfer” means anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer and “Transferred” has a correlative meaning.

ARTICLE III
ADMINISTRATION

3.1   The Committee. The Plan shall be administered and interpreted by the Committee.

3.2   Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Performance Shares; (v) Other Stock-Based Awards and (vi) Performance-Based Cash Awards. In particular, the Committee shall have the authority:

(a)   to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b)   to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c)   to determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)   to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(f)   subject to Section 6.3(h), to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.3(d);

(g)   to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant in any case, in a manner intended to comply with Section 409A of the Code;

(h)   to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i)   to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award; and

(j)   generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

3.3   Guidelines. Subject to Article XIV, the Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. The Plan is intended to comply with the applicable requirements of Rule 16b-3 and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4   Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5   Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company shall be as fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6   Designation of Consultants/Liability.

(a)   The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority, to the extent permitted by law, to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee, provided that officer who has authority to grant Awards may not grant Awards to himself or herself.

(b)   The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7   Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

ARTICLE IV
SHARE LIMITATION

4.1   Shares.

(a)   General Limitations. The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 3,000,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Award granted under the Plan expires, terminates, is canceled or is forfeited for any reason, the number of shares of Common Stock underlying any such Award shall again be available for the purpose of Awards under the Plan, as provided in this Section 4.1(a). If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock that may be issued under the Plan. Notwithstanding anything herein to the contrary, other than with respect to Incentive Stock Options, any share of Common Stock subject to an award that again becomes available for grant pursuant to this Section 4.1(a) shall be added back to the maximum aggregate limit. The number of shares of Common Stock available for the purpose of Awards under the Plan shall be reduced by (i) the total number of Stock Options or Stock Appreciation Rights exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement, and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award. In addition, the Company may not use the cash proceeds it receives from Stock Option exercises to repurchase shares of Common Stock on the open market for reuse under this Plan. Awards that may be settled solely in cash shall not be deemed to use any shares of Common Stock which may be issued under this Plan.

(b)   Individual Participant Limitations.

(i)   The maximum number of shares of Common Stock subject to any Award of Stock Options, Stock Appreciation Rights or shares of Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 8.3(a)(ii), which may be granted under the Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 300,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 600,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Eligible Employee’s or Consultant’s individual share limitations for both Stock Appreciation Rights and Stock Options.

(ii)   The maximum number of shares of Common Stock subject to any Award of Stock Options (other than Incentive Stock Options), Stock Appreciation Rights, Performance Shares or Other Stock-Based Awards that may be granted under the Plan during any fiscal year of the Company to each Non-Employee Director shall be 100,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 250,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Non-Employee Director’s individual share limitations for both Stock Appreciation Rights and Stock Options.

(iii)   There are no annual individual Eligible Employee or Consultant share limitations on Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is not subject to attainment of Performance Goals in accordance with Section 8.3(a)(ii).

(iv) The maximum number of shares of Common Stock subject to any Award of Performance Shares that may be granted under the Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 250,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company. Each Performance Share shall be referenced to one share of Common Stock and shall be charged against the available shares under the Plan at the time the unit value measurement is converted to a referenced number of shares of Common Stock in accordance with Section 9.1.

(v)   The aggregate amount of compensation to be paid to any one Participant in respect of any Performance-Based Cash Award, and granted to such Participant in any one calendar year, shall not exceed $3,000,000. The aggregate grant date fair value of Awards granted to any one Non-Employee Director in any one calendar year, shall not exceed $350,000.

4.2   Changes.

(a)   The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, (vi) any Section 4.2 Event, (vii) any Other Extraordinary Event, or (viii) any other corporate act or proceeding.

(b)   Subject to the provisions of Section 4.2(d), if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 4.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan, (iii) the purchase price thereof, and/or (iv) the individual Participant limitations set forth in Section 4.1(b) (other than those based on cash limitations) shall be appropriately adjusted. In addition, subject to Section 4.2(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), including, without limitation, by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. In connection with any Section 4.2 Event, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor. Except as expressly provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.

(c)   Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d)   In the event of an Acquisition Event, the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options or Stock Appreciation Rights or any Other Stock Based Award that provides for a Participant elected exercise (“Exercisable Awards”) effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise his or her Exercisable Awards that are then outstanding to the extent vested as of the date on which such notice of termination is delivered (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the Award agreements) but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If the Acquisition Event does take place after giving such notice, an Exercisable Award not exercised prior to the date of the consummation of the Acquisition Event shall be forfeited simultaneously with the consummation of the Acquisition Event. For the avoidance of doubt, in the event of an Acquisition Event, the Committee may, in its sole discretion, terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value without payment of consideration therefor.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Exercisable Awards pursuant to this Section 4.2(d), then the applicable provisions of Section 4.2(b) and Article XIII shall apply.

4.3   Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

4.4   Minimum Restriction and Vesting Period. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award granted to a Participant, except a Non-Employee Director, of Restricted Stock, Performance Shares, Performance Units, or Other Stock-Based Award that is not an Appreciation Award (collectively, “Full-Value Awards”), (i) the Restriction Period with respect to any such Award of Restricted Stock, (ii) the vesting period with respect to any such Award of Performance Shares and (iii) the vesting period with respect to any such Other Stock-Based Award that is payable in shares of Common Stock shall be no less than (A) one year, if the lapsing of restrictions or vesting of the Full-Value Award is based (in whole or in part) on the attainment of one or more Performance Goals, and (B) three years, if the lapsing of restrictions or vesting of the Full-Value Award is based solely on the continued performance of services by the Participant (with the restrictions thereto lapsing or the Full-Value Award becoming vested as to no more than one-third (1/3rd) of the Common Stock subject thereto on each of the first and second anniversaries of the date of grant). In addition, notwithstanding any other provision of the Plan to the contrary, with respect to any Appreciation Award granted to a Participant, except a Non-Employee Director, the vesting schedule shall be no less than in three equal annual installments on the first, second and third anniversaries of the date of grant. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award granted to a Non-Employee Director, (1) the Restriction Period with respect to any such Award of Restricted Stock, (2) the vesting period with respect to any such Award of Performance Shares or Appreciation Awards and (3) the vesting period with respect to any such Other Stock-Based Award that is payable in shares of Common Stock shall be no less than one year; provided that if such Award is granted in conjunction with an annual meeting of the Company’s shareholders, the one-year requirement shall be deemed satisfied if the vesting date is on or after the next annual meeting of the Company’s shareholders, so long as such next meeting is at least 50 weeks after the date of grant. Notwithstanding the foregoing, (a) the Committee may (at the time of grant or thereafter) provide for the earlier lapsing of restrictions or the vesting of any Award in the event of a Change of Control, a Participant’s retirement, death or Disability, and (b) subject to the limitations set forth in Section 4.1(a), Awards may be granted that are not subject to the foregoing limitations with respect to up to five percent (5%) of the total number of Shares reserved for Awards under the Plan pursuant to Section 4.1(a).

4.5   Dividends and Dividend Equivalents. Notwithstanding any other provision of the Plan to the contrary, any rights granted hereunder to a Participant under an Award to receive or retain dividends or dividend equivalents unless otherwise determined by the Committee at the time of grant, with respect to the shares of Common Stock underlying such Award, shall be subject to the same vesting and/or forfeiture conditions (performance-based, service-based or otherwise) as are applicable to such Award.

ARTICLE V
ELIGIBILITY AND GENERAL REQUIREMENTS FOR AWARDS

5.1   General Eligibility. All Eligible Employees, Consultants, Non-Employee Directors and prospective employees and consultants of the Company and its Affiliates are eligible to be granted Awards, subject to the terms and conditions of the Plan. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion. Notwithstanding anything herein to the contrary, no Award under which a Participant may receive shares of Common Stock may be granted under this Plan to an Eligible Employee, Consultant or Non-Employee Director of any Affiliate if such shares of Common Stock does not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Eligible Employee, Consultant or Non-Employee Director unless such Award is structured in a manner intended to comply with, or be exempt from, Section 409A of the Code.

5.2   Incentive Stock Options. Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3   General Requirement. The vesting and exercise of Awards granted to a prospective employee or consultant is conditioned upon such individual actually becoming an Eligible Employee or Consultant.

ARTICLE VI
STOCK OPTIONS

6.1   Options. Each Stock Option granted under the Plan shall be one of two types: (a) an Incentive Stock Option; or (b) a Non-Qualified Stock Option.

6.2   Grants. The Committee shall, in its sole discretion, have the authority to grant to any Eligible Employee (subject to Section 5.2) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall, in its sole discretion, have the authority to grant any Consultant or Non-Employee Director Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive

Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.

6.3   Terms of Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee, in its sole discretion, shall deem desirable:

(a)   Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b)   Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c)   Exercisability. Subject to Section 4.4, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods or upon attainment of certain financial results), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Option agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, all Stock Options held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period commencing on the later of the date the Stock Option is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter). In the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.

(d)   Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be in a form acceptable to the Company and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant (for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee, in its sole discretion). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)   Non-Transferability of Stock Options. No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as determined by the Committee, in its sole discretion. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award agreement.

(f)   Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may, in its sole discretion, amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(g)   Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may, in its sole discretion (i) subject to Section 14.1(d), modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent and provided further that such action does not extend the Stock Option beyond its stated term), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).

(h)   Repricings and Buyouts of Stock Options Prohibited. Notwithstanding any other provision of the Plan to the contrary, an outstanding Stock Option may not be modified to reduce the Exercise Price thereof nor may a Stock Option be surrendered, cancelled, converted, exchanged, replaced or bought out in exchange for cash, another Award or Exercisable Award with an Exercise Price that is less than the Exercise Price of the Stock Option (other than adjustments or substitutions in accordance with Section 4.2(b) hereof), unless such action is approved by the stockholders of the Company.

(i)   Other Terms and Conditions. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall, in its sole discretion, deem appropriate.

(j)   No Dividends or Dividend Equivalents. For Awards of Stock Options (i) until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends (except as provided in Section 4.2(b)) or any other rights as a stockholder will exist with respect to the shares of Common Stock subject to a Stock Option, notwithstanding the exercise of the Stock Option, (ii) subject to the terms of the Plan, including, without limitation, Section 16.6, the Company will issue (or cause to be issued) such shares of Common Stock promptly after the Stock Option is exercised, (iii) no adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 4.2(b) of the Plan, and (iv) no dividend equivalents shall be issued or paid with respect to any Stock Option.

ARTICLE VII
STOCK APPRECIATION RIGHTS

7.1   Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2   Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

(a)   Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be the exercise price of the Reference Stock Option as determined in accordance with Section 6.3(a).

(b)   Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c)   Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.3(c).

(d)   Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(e)   Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement, multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.

(f)   Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g)   Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.3(e) of the Plan.

7.3   Non-Tandem Stock Appreciation Rights. Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan (“Non-Tandem Stock Appreciation Rights”).

7.4   Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

(a)   Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)   Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(c)   Exercisability. Subject to Section 4.4, Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Award agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Non-Tandem Stock Appreciation Right, all Non-Tandem Stock Appreciation Rights held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Non-Tandem Stock Appreciation Right, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period commencing on the later of the date the Non-Tandem Stock Appreciation Right is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter). In the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.

(d)   Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e)   Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

(f)   Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5   Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a limited stock appreciation right (a “Limited Stock Appreciation Right”). Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash or Common Stock, as determined by the Committee, an amount equal to the amount (a) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (b) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights, as applicable.

7.6   Repricings and Buyouts of Stock Appreciation Rights Prohibited. Notwithstanding any other provision of the Plan to the contrary, an outstanding Stock Appreciation Right may not be modified to reduce the base price thereof nor may a Stock Appreciation Right be surrendered, cancelled, converted, exchanged, replaced or bought out in exchange for cash, another Award or Exercisable Award with a base or exercise price that is less than the base price of the Stock Appreciation Right (other than adjustments or substitutions in accordance with Section 4.2(b) hereof), unless such action is approved by the stockholders of the Company.

7.7   No Dividends or Dividend Equivalents. For Awards of Stock Appreciation Rights; (i) a Stock Appreciation Right does not confer upon a Participant the same rights as a shareholder, and therefore, no dividends will be issued or paid to a Participant with respect to such Stock Appreciation Right, except as provided in Section 4.2(b), and (ii) no dividend equivalents shall be issued or paid with respect to any Stock Appreciation Right, except as provided in Section 4.2(b).

ARTICLE VIII
RESTRICTED STOCK

8.1   Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion.

Unless otherwise determined by the Committee at grant, each Award of Restricted Stock shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after, any vesting of Restricted Stock, the Committee may direct that all unvested Restricted Stock shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to the Fair Market Value at the time of vesting of any Restricted Stock that had vested in the period referred to above.

8.2   Awards and Certificates. Eligible Employees, Consultants and Non-Employee Directors selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)   Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)   Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such other period as the Committee may specify) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)   Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Cross Country Healthcare, Inc. (the “Company”) 2020 Omnibus Incentive Plan (as the same may be amended or supplemented from time to time, the “Plan”) and an agreement entered into between the registered owner and the Company dated __________. Copies of such Plan and agreement are on file at the principal office of the Company.”

(d)   Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3   Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)   (i) Restriction Period. The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in a Restricted Stock Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of performance goals pursuant to Section 8.3(a)(ii) below and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award. In the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.

(ii)   Objective Performance Goals, Formulae or Standards. If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of performance criteria, the Committee shall establish the objective performance criteria and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain, as determined by the Committee in its sole discretion. Such performance criteria may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(b)   Rights as a Stockholder. Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c)   Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE IX
PERFORMANCE SHARES

9.1   Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the Performance Period during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

Unless otherwise determined by the Committee at grant, each Award of Performance Shares shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after the later of the date of any vesting of Performance Shares or the date of the Participant’s Termination, the Committee may direct (at any time within one year thereafter) that all unvested Performance Shares shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to any gain the Participant realized from any Performance Shares that had vested in the period referred to above. Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance Share upon the attainment of objective performance goals established pursuant to Section 9.2(c) below and such other factors as the Committee may determine in its sole discretion.

9.2   Terms and Conditions. Performance Shares awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a)   Earning of Performance Share Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Share Award that has been earned.

(b)   Non-Transferability. Subject to the applicable provisions of the Award agreement and the Plan, Performance Shares may not be Transferred during the Performance Period.

(c)   Objective Performance Goals, Formulae or Standards. The Committee shall establish the objective performance criteria for the earning of Performance Shares based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period, or at such later date and while the outcome of the Performance Goals are substantially uncertain, as determined by the Committee in its sole discretion. Such performance criteria may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(d)   Dividends. Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share will not be paid to the Participant.

(e)   Payment. Following the Committee’s determination in accordance with subsection (a) above, shares of Common Stock or, as determined by the Committee in its sole discretion, the cash equivalent of such shares shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned Performance Share. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Share and/or subject the payment of all or part of any Performance Share to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(f)   Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, in its sole discretion, at or after grant, accelerate the vesting of all or any part of any Performance Share Award and/or waive the deferral limitations for all or any part of such Award.

ARTICLE X
OTHER STOCK-BASED AWARDS

10.1   Other Stock-Based Awards. The Committee, in its sole discretion, is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees and/or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be in a manner intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Unless otherwise determined by the Committee at grant, each Other Stock-Based Award shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after the later of the date the Other Stock-Based Award is exercised (if applicable) or becomes vested, the Committee may direct (at any time within one year thereafter) that any unvested portion of such Award shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to any gain the Participant realized from any such Award that had vested in the period referred to above.

Subject to the provisions of the Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance criteria (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion. If the grant or vesting of an Other Stock-Based Award is based on the attainment of performance criteria, the Committee shall, in its sole discretion, establish the objective performance criteria and the applicable vesting percentage of the Other Stock-Based Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date while the outcome of the Performance Goals are substantially uncertain as otherwise determined by the Committee in its sole discretion. Such performance criteria may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

10.2   Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a)   Non-Transferability. Subject to the applicable provisions of the Award agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)   Dividends. Unless otherwise determined by the Committee at the time of grant, subject to the provisions of the Award agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

(c)   Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion. In the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.

(d)   Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion. The exercise or base price per share of Common Stock subject to an Other Stock-Based Award that is an Appreciation Award shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Common Stock at the time of grant.

(e)   Payment. Form of payment for the Other Stock-Based Award shall be specified in the Award agreement.

(f)   Repricings and Buyouts Prohibited. Notwithstanding any other provision of the Plan to the contrary, an outstanding Other Stock-Based Award that is an Exercisable Award may not be modified to reduce the base or exercise price thereof nor may such Other Stock-Based Award be surrendered, cancelled, converted, exchanged, replaced or bought out in exchange for cash, another Award or Exercisable Award with a base or exercise price that is less than the base or exercise price of such Other Stock-Based Award (other than adjustments or substitutions in accordance with Section 4.2(b) hereof), unless such action is approved by the stockholders of the Company.

ARTICLE XI
PERFORMANCE-BASED CASH AWARD

11.1   Performance-Based Cash Awards. The Committee shall have authority to determine the Eligible Employees and Consultants to whom, and the time or times at which, Performance-Based Cash Awards shall be made, the dollar amount to be awarded pursuant to such Performance-Based Cash Award, and all other conditions for the payment of the Performance-Based Cash Award.

Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance-Based Cash Award upon the attainment of specified performance goals (including the Performance Goals) established pursuant to Section 11.2(c) and such other factors as the Committee may determine. The Committee may establish different Performance Goals for different Participants.

Subject to Section 11.2(c), for any Participant the Committee may specify a targeted Performance-Based Cash Award for a Performance Period (each an “Individual Target Award”). An Individual Target Award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of the Participant’s base pay, as a percentage of a bonus pool funded by a formula based on achievement of Performance Goals, or an amount determined pursuant to an objective formula or standard. The Committee’s establishment of an Individual Target Award for a Participant for a Performance Period shall not imply or require that the same level or any Individual Target Award be established for the Participant for any subsequent Performance Period or for any other Participant for that Performance Period or any subsequent Performance Period. At the time the Performance Goals are established (as provided in Section 11.2(c)), the Committee shall prescribe a formula to determine the maximum and minimum percentages (which may be greater or less than 100% of an Individual Target Award) that may be earned or payable based upon the degree of attainment of the applicable Performance Goals during the Performance Period. Notwithstanding anything else herein, the Committee may exercise negative discretion by providing in an Individual Target Award the discretion to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentages thereof) regardless of the degree of attainment of the performance goals; provided that, except as otherwise specified by the Committee with respect to an Individual Target Award, no discretion to reduce a Performance-Based Cash Award earned based on achievement of the applicable Performance Goals shall be permitted for any Performance Period in which a Change in Control occurs, or during such Performance Period with regard to the prior Performance Periods if the Performance-Based Cash Awards for the prior Performance Periods have not been paid by the time of the Change in Control, with regard to individuals who were Participants at the time of the Change in Control.

11.2   Terms and Conditions. Performance-Based Cash Awards shall be subject to the following terms and conditions:

(a)   Committee Certification. At the expiration of the applicable Performance Period, the Committee shall determine and certify in writing the extent to which the Performance Goals established pursuant to Section 11.2(c) are achieved and, if applicable, the percentage of the Performance-Based Cash Award that has been vested and earned.

(b)   Waiver of Limitation. In the event of the Participant’s Disability or death, or in cases of special circumstances, the Committee may waive in whole or in part any or all of the limitations imposed thereunder with respect to any or all of a Performance-Based Cash Award.

(c)   Performance Goals, Formulae or Standards. The Performance Goals for the earning of Performance-Based Cash Awards shall be established by the Committee in writing on or before the date the grant of Performance-Based Cash Award is made and while the outcome of the Performance Goals is substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar type events or circumstances.

(d)   Payment. Following the Committee’s determination and certification in accordance with subsection (a) above, the earned Performance-Based Cash Award amount shall be paid to the Participant or his legal representative, in accordance with the terms and conditions set forth in the Performance-Based Cash Award agreement, but in no event, except as provided in the next sentence, shall such amount be paid later than the later of: (i) March 15 of the year following the year in which the applicable Performance Period ends (or, if later, the year in which the Award is earned); or (ii) two and one-half months after the expiration of the fiscal year of the Company in which the applicable Performance Period ends. Notwithstanding the foregoing, the Committee may place such conditions on the payment of all or any portion of any Performance-Based Cash Award as the Committee may determine and prior to the beginning of a Performance Period, the Committee may (A) provide that the payment of all or any portion of any Performance-Based Cash Award shall be deferred and (B) permit a Participant to elect to defer receipt of all or a portion of any Performance-Based Cash Award. To the extent applicable, any deferral under this Section 11.2(d) shall be made in a manner intended to comply with or be exempt from the applicable requirements of Section 409A of the Code. Notwithstanding the foregoing, the Committee may exercise negative discretion by providing in a Performance-Based Cash Award the discretion to pay an amount less than otherwise would be provided under the applicable level of attainment of the performance goals.

(e)   Termination. Unless otherwise determined by the Committee at the time of grant (or, if no rights of the Participant (or, in the case of his death, his estate) are reduced, thereafter), no Performance-Based Cash Award or pro rata portion thereof shall be payable to any Participant who incurs a Termination prior to the date such Performance-Based Cash Award is paid and the Performance-Based Cash Awards only shall be deemed to be earned when actually paid.

(f)   Non-Transferability. Subject to the applicable provisions of the Award agreement and the Plan, Performance-Based Cash Awards may not be Transferred prior to the payment thereof.

ARTICLE XII
TERMINATION

12.1   Termination. The following rules apply with regard to the Termination of a Participant.

(a)   Rules Applicable to Stock Option and Stock Appreciation Rights. Unless otherwise determined by the Committee at grant (or, if no rights of the Participant are reduced, thereafter):

(i)   Termination by Reason of Death, Disability or Retirement. If a Participant’s Termination is by reason of death, Disability or the Participant’s Retirement, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a one-year period from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights; provided, however, if the Participant dies within such exercise period, all unexercised Stock Options or Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(ii)   Involuntary Termination Without Cause. If a Participant’s Termination is by involuntary termination without Cause, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days (or, solely for Non-Employee Directors, one year) from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(iii)   Voluntary Termination. If a Participant’s Termination is voluntary (other than a voluntary termination described in Section 12.2(a)(iv)(2) below, or a Retirement), all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days (or, solely for Non-Employee Directors, one year) from the date of such Termination, but in no event beyond the expiration of the stated terms of such Stock Options or Stock Appreciation Rights.

(iv)   Termination for Cause. If a Participant’s Termination: (1) is for Cause or (2) is a voluntary Termination (as provided in subsection (iii) above) or a Retirement after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options or Stock Appreciation Rights, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(v)   Unvested Stock Options and Stock Appreciation Rights. Stock Options or Stock Appreciation Rights that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(b)   Rules Applicable to Restricted Stock, Performance Shares and Other Stock-Based Awards. Unless otherwise determined by the Committee at grant or thereafter, upon a Participant’s Termination for any reason: (i) during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited; and (ii) any unvested Performance Shares or Other Stock-Based Awards shall be forfeited.

ARTICLE XIII
CHANGE IN CONTROL PROVISIONS

13.1   Benefits. In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award agreement or in a written employment or other similar agreement between the Company and a Participant, a Participant’s unvested Award shall not vest. In either event, a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:

(a)   Awards, whether or not then vested by their terms or pursuant to Section 13.1(i), shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d), as determined by the Committee in its sole discretion, and restrictions to which any shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control (other than with respect to vesting pursuant to Section 13.1(i)) and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same or other appropriate distribution as other Common Stock on such terms as determined by the Committee in its sole discretion; provided, however, that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).

(b)   The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate (or the cancellation and extinguishment thereof pursuant to the terms of a merger or other purchase agreement entered into by the Company) for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 13.1, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c)   The Committee may, in its sole discretion, provide for the cancellation of any Appreciation Awards without payment, if the Change in Control Price is less than the exercise price of such Appreciation Award.

(d)   Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at the time of grant or at any time thereafter.

13.2   Change in Control. Unless otherwise determined by the Committee in the applicable Award agreement or other written agreement approved by the Committee, a “Change in Control” shall be deemed to have occurred:

(a)   upon any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b)   during any period of 2 consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)   the consummation of a merger or consolidation of the Company or a Subsidiary with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 35% of the combined voting power of the voting securities of the Company or such surviving entity or such surviving entity’s parent outstanding immediately after such merger or consolidation; or

(d)   upon the approval by the stockholders of the Company of a plan of complete liquidation of the Company or upon the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding anything herein to the contrary, with respect to any payment made on a Change in Control pursuant to a Section 409A Covered Award, a Change in Control shall not be deemed to occur unless such event constitutes a “change in control event” within the meaning of Section 409A of the Code.

ARTICLE XIV
TERMINATION OR AMENDMENT OF PLAN

14.1   Termination or Amendment. Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure compliance with any regulatory requirement referred to in Article XVI), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware and the exchange or system on which the Company’s securities are then listed or traded, to the extent required by the applicable provisions of Rule 16b-3, or, to the extent applicable to Incentive Stock Options, Section 422 of the Code, no amendment may be made that would:

(a)   increase the aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Section 4.1 (except by operation of Section 4.2);

(b)   increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2);

(c)   change the classification of employees, directors or service providers eligible to receive Awards under the Plan;

(d)   other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price of outstanding Exercisable Awards or to cancel outstanding Exercisable Awards (where prior to the reduction or cancellation the exercise price equals or exceeds the fair market value of the shares of Common Stock underlying such Awards) in exchange for cash, other Awards or Exercisable Awards with an exercise price that is less than the exercise price of the original Exercisable Award;

(e)   extend the maximum option period under Section 6.3;

(f)   award any Exercisable Award in replacement of a canceled Exercisable Award with a higher base or exercise price, except in accordance with Section 6.3(g); or

(g)   require stockholder approval in order for the Plan to comply with, to the extent applicable to Incentive Stock Options, Section 422 of the Code.

In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Exercisable Award, or to make any other amendment that would require stockholder approval under the rules of any other exchange or system on which the Company’s securities are listed or traded at the request of the Company.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall adversely impair the rights of any holder without the holder’s consent. Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award granted hereunder at any time without a Participant’s consent to comply with Section 409A of the Code or any other applicable law.

ARTICLE XV
UNFUNDED PLAN

15.1   Unfunded Status of Plan. The Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XVI
GENERAL PROVISIONS

16.1   Legend. The Committee may require each person receiving shares of Common Stock pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law-related representations as the Committee shall request. In addition to any legend required by the Plan, the certificates and/or book entry accounts for such shares may include any legend that the Committee, in its sole discretion, deems appropriate to reflect any restrictions on Transfer.

All certificates and/or book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may, in its sole discretion, deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any national securities exchange system upon whose system the Common Stock is then listed or quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

16.2   Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.3   No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

16.4   Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the advanced consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

16.5   No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

16.6   Listing and Other Conditions.

(a)   Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)   If at any time counsel to the Company shall be of the opinion that any issuance, sale or delivery of shares of Common Stock pursuant to an Option or other Award is, or may in the circumstances be, unlawful, result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, or a violation by the Participant or the Company of any provisions of any rule or regulation of any governmental authority or any national securities exchange, the Company shall have no obligation to issue such shares of Common stock, make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such issuance, sale or delivery shall be lawful, will not result in the imposition of excise taxes on the Company and will not constitute a violation of any provisions of any rule or regulation of any governmental authority or any national securities exchange.

(c)   Upon termination of any period of suspension under this Section 16.6, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)   A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

16.7   Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

16.8   Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

16.9   Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

16.10   Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

16.11   No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

16.12   Death/Disability. The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may, in its discretion, also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

16.13   Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

16.14   Section 409A of the Code. Although the Company does not guarantee the particular tax treatment of an Award granted under this Plan, Awards made under this Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and this Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award granted under the Plan constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it shall be paid in a manner that will comply with Section 409A of the Code. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or this Section 15.14. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a)   A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death (the “Delay Period”). All payments delayed pursuant to this Section 15.14(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(b)   Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(c)   If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.

16.15   Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

16.16   Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

16.17   Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

16.18   Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

16.19   Reformation. If any provision regarding Detrimental Activity or any other provision set forth in the Plan or an Award agreement is found by any court of competent jurisdiction or arbitrator to be invalid, void or unenforceable or to be excessively broad as to duration, activity, geographic application or subject, such provision or provisions shall be construed, by limiting or reducing them to the extent legally permitted, so as to be enforceable to the maximum extent compatible with then applicable law.

ARTICLE XVII
EFFECTIVE DATE OF PLAN

On March 24, 2020, the Board approved and adopted the Plan in the form set forth herein subject to and effective upon stockholder approval of such plan at the 2020 Annual Meeting of Stockholders to be held on May 19, 2020.

ARTICLE XVIII
TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after March 24, 2030, but Awards granted prior to such date may extend beyond that date.

ARTICLE XIX
NAME OF PLAN

The Plan shall be known as the “Cross Country Healthcare, Inc. 2020 Omnibus Incentive Plan.”

EXHIBIT A

PERFORMANCE GOALS

Performance goals established for purposes of the grant or vesting of performance-based Awards of Restricted Stock, Other Stock-Based Awards and/or Performance Shares (“Performance Goals”) may be based on one or more of the following performance goals:

(a)	Earnings per share;
(b)	Operating income;
(c)	Operating profit margin;
(d)	Net income;
(e)	Pre-tax income;
(f)	Cash flow;
(g)	Gross profit;
(h)	Gross profit return on investment;
(i)	Gross margin return on investment;
(j)	Gross margin;
(k)	Working capital;
(l)	Earnings before interest and taxes;
(m)	Earnings before interest, tax, depreciation and amortization;
(n)	Return on equity;
(o)	Return on assets;
(p)	Return on capital;
(q)	Return on invested capital;
(r)	Net revenues;
(s)	Gross revenues;
(t)	Revenue growth;
(u)	Total shareholder return;
(v)	Economic value added;
(w)	Specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;
(x)	Fair market value of the shares of the Company’s Common Stock;
(y)	Market share and/or market segment share;
(z)	Growth in value of investment in the Company’s Common Stock assuming the reinvestment of dividends; or
(aa)	Reduction in expenses.

Performance goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion. In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the

Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may also: (i) designate additional business criteria on which the Performance Goals may be based; or (ii) adjust, modify or amend the aformentioned business criteria.

Except as otherwise determined by the Committee, the measures used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee:

(a)   all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to restructurings, discontinued operations, and other special, unusual or non-recurring items, events or circumstances affecting the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) or the financial statements of the Company (or a Subsidiary, division, other operational unit or administrative department of the Company), including events either not directly related to the operations of the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) or not within the reasonable control of the Company’s (or a Subsidiary’s, division’s, other operational unit’s or administrative department’s) management;

(b)   all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) during the fiscal year or other applicable performance period; and

(c)   all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any objective Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee.

CROSS COUNTRY HEALTHCARE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CCRN2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D02874-P32935

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CROSS COUNTRY HEALTHCARE, INC.

The Board of Directors recommends you vote FOR the following:

1. PROPOSAL TO ELECT EIGHT DIRECTORS FOR TERMS EXPIRING AT THE 2020 ANNUAL MEETING.

Nominees:

	For	**Against**	**Abstain**
1a. Kevin C. Clark	☐	☐	☐
1b. W. Larry Cash	☐	☐	☐
1c. Thomas C. Dircks	☐	☐	☐
1d. Gale Fitzgerald	☐	☐	☐
1e. Darrell S. Freeman, Sr.	☐	☐	☐
1f. Janice E. Nevin, M.D., MPH	☐	☐	☐
1g. Mark Perlberg	☐	☐	☐
1h. Joseph A. Trunfio, Ph.D.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:	**For**	**Against**	**Abstain**
2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.	☐	☐	☐
3. PROPOSAL TO APPROVE THE CROSS COUNTRY HEALTHCARE, INC. 2020 OMNIBUS INCENTIVE PLAN.	☐	☐	☐
4. PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D02875-P32935

CROSS COUNTRY HEALTHCARE, INC.
This Proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, dated April 1, 2020, hereby appoints Kevin C. Clark and Thomas C. Dircks as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of Cross Country Healthcare, Inc. held of record by the undersigned on March 23, 2020, at the Annual Meeting of Stockholders to be held at 12:00 p.m. Eastern Time on Tuesday, May 19, 2020 via live webcast at www.virtualshareholdermeeting.com/CCRN2020 and at any adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3 AND 4, AND AT THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side